UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 11, 2008 (December 11, 2008)
______________
SILVER STAR CAPITAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)
______________

Florida	6719	04-3690402
(State or other jurisdiction	(Primary Standard	(I.R.S. Employer
of incorporation)	Classification Code)	Identification No.)

2731 Silver Star Road, Suite 200, Orlando, Florida 32808-3935
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (407) 522-7201

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Cliffe R. Bodden
Silver Star Capital Holdings, Inc.
2731 Silver Star Road
Suite 200
Orlando, Florida 32808-3935
Telephone: (407) 522-7201
Facsimile: (407) 295-0421
crb@ssta1.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On December 10, 2008, Silver Star Capital Holdings, Inc, a Florida corporation (the “Company”) completed the acquisition of Green Street Capital Partners, LLC, a Florida limited liability company (“GSCP”) by means of an Agreement For Sale And Purchase Of Membership Interests, dated November 26, 2008 (the “Acquisition Agreement”).

Pursuant to the Acquisition Agreement, the Company paid an aggregate amount of 2,000,000 shares of its restricted Common Stock (the “Consideration”).  In exchange for the Consideration, the Company received all of the outstanding membership interests of GSCP.

GSCP is the publisher of Green Street Report, a quarterly print and online publication. The mission of Green Street Report is to become the leading source of information for investors seeking to invest in companies with innovative green, eco-friendly, environmentally responsible polices, products and services. Each quarter Green Street Report will be mailed – via controlled circulation – to 25,000 – 50,000 active investors and investment counselors.

The foregoing descriptions of the Agreement for Sale and Purchase of Membership Interests do not purport to be complete and are qualified in their entirety by reference to the complete text of the Agreement for Sale and Purchase of Membership Interests, which is incorporated by reference as Exhibit 2.1 to this report.

Item 7.01. Regulation FD Disclosure

A copy of the press release issued on December 11, 2008 announcing the acquisition of GSCP is attached hereto as Exhibit 99.1. The information set forth under this Item 7.01, "Regulation FD Disclosure" attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of the Business Acquired:
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.
(b)	Pro Forma Financial Information:
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.
(c)	Exhibits:

Exhibit Number	Description

2.1	Agreement For Sale And Purchase Of Membership Interests, dated November 26, 2008 by and between Silver Star Capital Holdings, Inc. and MicroCap Management.

99.1	Press Release, dated December 11, 2008, regarding the Agreement For Sale And Purchase Of Membership Interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SILVER STAR CAPITAL HOLDINGS, INC.

By:	/s/ Cliffe R. Bodden
Cliffe R. Bodden
President

Date: December 11, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated October 16, 2008, by and between Silver Star Capital Holdings, Inc. and MOP Environmental Solutions, Inc.

99.1	Press Release, dated November 26, 2008, regarding the Asset Purchase Agreement.

EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 16th day of October, 2008, by and between Silver Star Capital Holdings, Inc., a Florida Corporation or assign ("Purchaser"), and MOP Environmental Solutions, Inc., a Nevada corporation ("Seller").

BACKGROUND

Seller is engaged in the business of manufacturing, marketing and distributing the patented Maximum Oil Pickup (“MOP”) technology for rehabilitating hydrocarbon contaminated land and water and owns certain other assets and intellectual property in connection with the business, (the “Business”). Seller wishes to sell, and Purchaser wishes to purchase, all of the assets used in the Business upon and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

Now, therefore, for and in consideration of the mutual representations, warranties, covenants, and agreements contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree:

1.	Purchase and Sale of Assets.

1.1
Purchase of Assets. On and subject to the terms and conditions of this Agreement, Purchaser hereby purchases and Seller hereby sells, assigns, grants, transfers, and conveys to Purchaser all of the right, title, and interest of Seller in and to all of the assets of Seller used exclusively in the Business (collectively, the "Purchased Assets") free and clear of any and all liens, claims, charges, security interests, and encumbrances as the same exist on the Closing Date, as follows:

a.
All of Sellers rights, interests and obligations under an Intellectual Property License and Option Agreement dated December 17, 2007 by and between Seller; Fundamental Solutions, Inc. and Charles M. Diamond (the “License Agreement”).  The License Agreement hereby being assigned by Seller to Purchaser is attached hereto in Schedule 1.1(a) and forms part of this Agreement.

b.
All personnel contracts, web site domain and content, strategic partnerships, sponsors, publications, operating model, manuals, licenses, and all other confidential information relating to the Business;

c.	All current, past and future clients;

d.	All assets of the Seller identified in Schedule 1.1(d); and

e.	All software programs and copyrighted products, systems and processes used in the Business.

1.2
Excluded Liabilities. Purchaser of Purchaser’s assign shall take title to the assets listed in Schedule 1.1(a) and 1.1(d) subject to the liabilities and obligations as listed in Schedule 1.2. All other liabilities of Seller, other than those listed in Schedule 1.2, are hereinafter referred to as "Excluded Liabilities."

1.3
Assignment. Purchaser may, at its sole discretion, assign the rights to acquire assets under this agreement or the assets to an affiliated entity of Purchaser which entity shall be a wholly-owned subsidiary of Purchaser. Purchaser shall notify Seller of any assignment of the rights and obligations under this Agreement in upon such assignment. The consideration to be paid as set forth in Section 2.1 shall be paid to Seller by the Purchaser.

2.	Purchase Price and Closing.

2.1
Purchase Price. The Purchase Price for the Purchased Assets is One Million (1,000,000) shares of restricted common stock of Purchaser. All other assets listed on Schedule 1.1(a) and 1.1(d) are to be delivered to Purchaser at Closing. Shares will be issued in the name of the Seller or as the Seller may so direct. In the event that two years of audited financial statements of Seller are required by the Rules of the Securities and Exchange Commission, Purchaser shall instruct the transfer agent of Purchaser to record the shares to be issued to Seller or Seller's assigns, but to hold back the delivery of the shares until the audits and complete reports acceptable to Purchaser under GAAP are delivered to Purchaser. It is understood and agreed that the audits, should they be required, must be completed and filed with the Securities and Exchange Commission within 75 days of the closing of this transaction.

2.2
Time and Place of Closing. The closing of the purchase and sale of the Purchased Assets (the "Closing") will be upon delivery of all signed documentation as required under this agreement and all documentation necessary to perfect the delivery of the assets as determined in the sole discretion of the Purchaser. The effective time of the closing and the transfer of the Purchased Assets to Purchaser is 12:00 noon on the Closing Date.

2.3
Transfer and Closing Expenses. Seller shall pay all sales and transfer taxes levied on the transfer of the Purchased Assets, if any. Ad valorem taxes, if any, relating to the Purchased Assets shall be prorated as of the Closing Date.

2.4
Allocation of Purchase Price. The consideration paid for the Purchased Assets shall be allocated among the Purchased Assets in accordance with the provisions contained in Treasury Regulation Section 1.1060-1T(d). The parties agree to be bound by such allocation and to report the transaction contemplated herein for federal income tax purposes in accordance with such allocation. In furtherance of the foregoing, the parties hereto agree to execute and deliver Internal Revenue Service Form 8594 reflecting such allocation.

3.	Representations and Warranties of Seller. For the purpose of inducing the Purchaser to purchase the Purchased Assets, Seller represents and warrants to Purchaser as follows:

3.1
Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all corporate power and authority to conduct the Business, and to own, lease, or operate the Purchased Assets in the places where the Business is conducted and the Purchased Assets are owned, leased, or operated.

3.2
Authority. Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Seller has been duly and validly authorized and approved by all necessary action on the part of Seller. This Agreement is the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and to the exercise of judicial discretion in accordance with general equitable principles. Neither the execution and delivery of the Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (i) violate Seller's Certificate of Incorporation or Bylaws, (ii) violate any provisions of law or any order of any court or any governmental unit to which Seller is subject, or by which any of the Purchased Assets are bound, or conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Seller is a party or by which it or any of the Purchased Assets are bound, or (iii) result in the creation of any lien, charge, or encumbrance upon any of the Purchased Assets.

3.3
Personal Property. Seller has good and marketable title to all of its Assets free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind or of any nature. The Purchased Assets include all rights, properties, interest in properties, and assets necessary to permit Purchaser to carry on the Business as the same has heretofore been previously conducted by Seller.

3.4
Compliance with Laws. Seller, to the best of its knowledge, is not subject to any judgment, order, writ, injunction, or decree that adversely affects, or might in the future reasonably be expected to adversely affect any of the Purchased Assets or the Business. Seller is, to the best of its knowledge, in substantial compliance with all laws applicable to the Business and the Purchased Assets, including without limitation, all laws related to zoning, occupational safety, labor, wages, working hours, working conditions, environmental protection, and fair business practices. Seller, to the best of its knowledge, has all permits, licenses, approvals, consents, and authorizations which are required for the operation of Seller's business under federal, state, or local laws, rules, and regulations.

3.5
Litigation. Except as disclosed in Schedule 3.5, there are no formal or informal complaints, investigations, claims, charges, arbitration, grievances, actions, suits, or proceedings pending, or to the knowledge of Seller threatened against any of the Purchased Assets at law or in equity or admiralty, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign which would affect the purchased assets materially. Seller is not subject to any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Purchased Assets.

3.6
Brokers and Finders. Seller has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated hereby.

3.7	Governmental Approval and Consents. Seller has obtained all governmental approvals, authorizations, permits, and licenses required to permit the operation of the Business as presently conducted.

4.	Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

4.1
Organization and Qualification. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all necessary power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated. Purchaser is listed on the OTC stock market under the symbol SSTA. Any successor to Purchaser by assignment, if applicable, will be a wholly-owned subsidiary of Purchaser. SSTA filings can be found at www.sec.gov.

4.2
Authority. Purchaser has full power and authority to enter in to this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Purchaser has been duly and validly authorized and approved by all necessary action on the part of Purchaser, and this Agreement is the legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (i) violate Purchaser's Articles of Incorporation or Bylaws, (ii) violate any provisions of law or any order of any court or any governmental unit to which Purchaser is subject, or by which its assets may be bound, or (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which its assets or properties may be bound.

4.3.
Litigation. There is no suit, action, proceeding, claim or investigation pending, or, to Purchaser's knowledge, threatened, against Purchaser which would prevent Purchaser from consummating the transactions contemplated by this Agreement.

4.4.
Brokers and Finders. Purchaser has not incurred any obligation or liability to any party for brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated hereby.

5.
Indemnification. For the purposes of this Section 5, the terms "Loss" and "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, and reasonable attorneys' and other professional fees and expenses. All statements contained in any certificate, Exhibit or Schedule delivered by or on behalf of Purchaser or Seller pursuant to this Agreement shall be deemed representations and warranties hereunder by Purchaser or Seller, as the case may be. Any inspection, preparation, or compilation of information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to Seller conducted by or on behalf of Purchaser pursuant to this Agreement shall in no way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Seller set forth herein.

5.1	Agreement of Seller to Indemnify Purchaser.

(a)
Subject to the terms and conditions of this Section 5, Seller hereby agrees to indemnify, defend, and hold harmless Purchaser from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Purchaser by reason of, resulting from, or based upon: (i) the inaccuracy or untruth of any representation or warranty of

Seller contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Seller, in connection with the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, (ii) the breach by Seller of any covenant or agreement made in or pursuant to this Agreement or any agreement executed by Seller, and delivered to Purchaser in connection with the Closing of the transactions contemplated hereby; and (iii)any Excluded Liability including without limitation the failure to comply with the bulk sales law and any Excluded Liability that attaches to the Assets.

(b)	Seller's obligation to indemnify Purchaser for Losses is subject to the condition that Seller shall have received notice of the Losses for which indemnity is sought on or before December 31, 2009.

(c)
Purchaser's remedies against Seller for any Losses hereunder shall be cumulative, and the exercise by Purchaser of its right to indemnification hereunder shall not affect the right of Purchaser to exercise any other remedy at law or in equity, to recover damages, or to obtain equitable or other relief, PROVIDED, that Seller shall not be liable for damages in excess of the actual damages suffered by Purchaser as a result of the act, circumstance, or condition for which indemnification is sought. Purchaser or Purchasers' assignees may, in its sole discretion, withhold or cancel any shares not delivered pursuant to this Agreement as an offset against prospective damages from any claim for Excluded Liabilities.

5.2	Agreement of Purchaser to Indemnify Seller.

(a)
Subject to the terms and conditions of this Section 5, Purchaser hereby agrees to indemnify, defend, and hold harmless Seller from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Seller by reason of, resulting from or based upon: (i) the inaccuracy or untruth of any representation or warranty of Purchaser, contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Purchaser, in connection with the execution and delivery of this Agreement or the closing of the transactions contemplated hereby, or (ii)the breach by Purchaser of any covenant or agreement made in or pursuant to this Agreement or any agreement executed by Purchaser, and delivered to Seller in connection with the Closing of the transactions contemplated hereby.

(b)	Purchaser's obligation to indemnify Seller for Losses is subject to the condition that Purchaser shall have received notice of the Losses for which indemnity is sought on or before December 31, 2009.

(c)
Seller's remedies against Purchaser for any Losses hereunder shall be cumulative, and the exercise by Seller of its right to indemnification hereunder shall not affect the right of Seller to exercise any other remedy at law or inequity, to recover damages, or to obtain equitable or other relief, PROVIDED, that Purchaser shall not be liable for damages in excess of the actual damages suffered by Seller as a result of the act, circumstance, or condition for which indemnification is sought.

6.	Post Closing Matters.

6.1
Further Assurances. From and after the date hereof, Seller agrees, without further consideration, to execute and deliver promptly to Purchaser, such further consents, waivers, assignments, endorsements, and other documents and instruments, and to take all such further actions, as Purchaser may from time to time reasonably request, with respect to the assignment, transfer, and delivery to Purchaser of the Purchased Assets, and the fulfillment of any condition precedent to the obligations of Purchaser that was waived by Purchaser in order to close the transactions contemplated herein, and the consummation in full of the transactions provided for herein.

6.2	Definitions. As used herein, the following capitalized terms are used with the meanings thereafter ascribed:

"AFFILIATE" means any person or entity directly or indirectly Controlling, Controlled by, or under common Control with Seller.

"COMPETING ENTERPRISE" means any person or entity that is substantially engaged in the Business.

"CONTROL" means the power to direct the management and affairs of a person.

"TRADE SECRETS" means information of the Business which derives economic value, actual or potential, from not being generally known and not being readily ascertainable by proper means to other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, but shall not include Excluded Information. Trade Secrets may include both technical or non-technical data, including without limitation, (a) any process, machine, pattern, compilation, program, method, technique, formula, chemical formula, composition of matter, or device which (1) is not generally known or which the Seller, with respect to the Business has a reasonable basis to believe may not be generally known, (2) is being used or studied by the Business and is not described in a printed patent or in any literature already published and distributed externally by Seller with respect to the Business, and (3) is not readily ascertainable from inspection of a product of the Business; (b) any engineering, technical, or product specifications including those of features used in any current product of the Business or which may be so used, or the use of which is contemplated in a future product of the Business; (c) any application, operating system, communication system, or other computer software(whether in source or object code) and all flow charts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, design concepts, test data, documentation, or manuals related thereto, whether or not copyrighted, patented, or patentable, related to or used in the Business; or (d) information concerning the customers, suppliers, products, pricing strategies of the Business, personnel assignments and policies of the Business, or matters concerning the financial affairs and management of the Business; provided however, that Trade Secrets shall not include any Excluded Information.

As used herein, "EXCLUDED INFORMATION" means information (i) which has been voluntarily disclosed to the public by the Business, (ii) independently developed and disclosed by parties other than the Business, or (iii) that otherwise enters the public domain through lawful means or without misappropriation by Seller.

6.3
Trade Secrets. Seller for itself and each Affiliate acknowledges and agrees that all Trade Secrets related expressly to the Business, and all physical embodiments thereof, are a part of the Purchased Assets are confidential to and shall be and remain the sole and exclusive property of Purchaser. Seller for itself and each Affiliate agrees that all Trade Secrets related to the Business will be held in trust and strictest confidence, that each Affiliate shall protect such Trade Secrets from disclosure, and that each Affiliate will make no use of such Trade Secrets without prior written consent of Purchaser. The obligations of confidentiality contained in this Section shall apply from the date of this Agreement and with respect to all Trade Secrets at all times thereafter, until such Trade Secret is no longer a trade secret under applicable law.

6.4
Remedies. Seller for itself and any Affiliate covenants and agrees that Purchaser by virtue of the consummation of the transactions contemplated by this Agreement will be engaged in the Business worldwide, and that great loss and irreparable damage would be suffered by Purchaser if Seller should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section. Seller for itself and any Affiliate, further acknowledges and agrees that each such covenant and agreement is reasonably necessary to protect and preserve unto Purchaser the benefit of its bargain in the acquisition of the Business, including, without limitation, the good will thereof. Therefore, in addition to all the remedies provided in this Agreement, or available at law or in equity, Seller for itself and any Affiliate jointly and severally agrees Purchaser shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of any of the covenants or agreements of Seller contained in this Section 6. The existence of any claim, demand, action, or cause of action of Seller against Purchaser shall not constitute a defense to the enforcement by Purchaser of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by Purchaser of any of its rights hereunder.

6.5
Blue Penciling. In the event that any one or more of the provisions, or parts of any provisions, contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision hereof, and the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted under applicable law. Specifically, but without limiting the foregoing in anyway, each of the covenants of the parties to this Agreement contained herein shall be deemed and shall be construed as a separate and independent covenant and should any part or provision of any of such covenants be held or declared invalid by any court of competent jurisdiction, such invalidity shall in no way render invalid or unenforceable any other part or provision thereof or any other covenant of the parties not held or declared invalid.

7.           General Provisions.

7.1
Bulk Sales Law Waiver. Purchaser and Seller each agree to waive compliance by the other with the provisions of the bulk sales law or comparable law of any jurisdiction to extent that the same may be applicable to the transactions contemplated by this Agreement. Seller agrees to indemnify and hold Purchaser harmless from and against any loss, damage, liability, cost, expense or claim arising out of any failure to take any required actions under the bulk sales or comparable law of any state.

7.2
Expenses. Except as set forth in Section 2 hereof, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation, and execution of this Agreement and the Closing of the transaction contemplated hereby, including without limiting the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same.

7.3	Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors or assigns, as permitted herein.

7.4	Headings. The Section, subsection, and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

7.5
Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

7.6	Governing Law. This Agreement shall be construed under the laws of the State of Florida, without giving effect to applicable principles of conflicts of law.

7.7
Additional Actions. Each party covenants that at any time, and from time to time, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

7.8
Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

7.9
Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

7.10	Assignment. This Agreement shall not be assigned by operation of law or otherwise; except that Purchaser may assign this Agreement and shall notify Seller, in writing, of such assignment.

7.11
Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

7.12
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission with independent confirmation of receipt followed by confirmation of notice by registered or certified mail or overnight courier service; (iii) on the date delivered by an overnight courier service; or(iv) on the fifth business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the address set forth herein of such other addresses provided by each party to the other parties in accordance with the terms or provisions hereof.

7.13
Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

7.14
Survival. The covenants, representations, warranties, and agreements contained herein shall survive the Closing of the transactions contemplated herein, for the length of time that Purchaser or Seller, as the case may be, may assert an indemnification claim for a breach or violation of such covenant, representation, warranty, or agreement pursuant to Section 5.hereof.

7.15
Arbitration. Any controversy, dispute, or claim arising out of or relating to this Agreement or a claimed default hereunder, other than requests for injunctive relief or damages for a breach of a Restrictive Covenant including without limitation Sections 6.2, 6.3, 6.4, and 6.5 hereof, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (the “AAA”), by which each party will be bound.

7.16
Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and such execution shall be conclusively evidenced by a facsimile transmitted copy or electronic mail transmitted copy of the execution page hereof.

IN WITNESS WHEREOF, each party hereto has executed this Agreement, or caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the Closing Date.

Purchaser: Silver Star Capital Holdings, Inc.

By:	/s/ Cliffe R. Bodden
Cliffe R. Bodden
President and Chief Executive Officer

Seller: MOP Environmental Solutions, Inc.

By:	/s/ Charles M. Diamond
Charles M. Diamond
President and Chief Executive Officer

SCHEDULE 1.1 (a)

INTELLECTUAL PROPERTY LICENSE AND OPTION AGREEMENT

THIS OPTION AGREEMENT is made and effective as of December 17, 2007

AMONG:                      MOP ENVIRONMENTAL SOLUTIONS, INC.
7 West Bath Road
Bath, New Hampshire
USA 03740

(hereinafter “ COMPANY ”)

And               FUNDAMENTAL SOLUTIONS, INC.
7 West Bath Road
Bath, New Hampshire
USA 03740

                      (hereinafter “OPTIONOR”)

And            Charles M. Diamond
40 Rum Hill Road
Bath, New Hampshire
USA 03740

                      (hereinafter “DIAMOND”)

WHEREAS:

A.	DIAMOND has made an Invention (as hereinafter defined) of a sorbent composition known as MOP MAXIMUM OIL PICKUP;

B.	DIAMOND and/or OPTIONOR has obtained a patent in relation to the Invention as listed in Schedule “A” hereof;

C.	DIAMOND and/or OPTIONOR has obtained a trademark in relation to the Invention as listed in Schedule “B” hereof;

D.	DIAMOND and/or OPTIONOR owns 100% of all right and title in and to the Invention;

E.	The COMPANY is a company whose purpose is to commercialize, develop, manufacture, market, distribute and sell useful products;

F.	DIAMOND and/or OPTIONOR wishes to grant to COMPANY a license to manufacture and exploit products and to offer services in relation to the Invention;

G.	DIAMOND and/or OPTIONOR wishes to grant to COMPANY an option to purchase 100% of all right and title in and to the Invention, subject to the terms and conditions hereof; and

H.	DIAMOND is the President, Chief Executive Officer, and sole shareholder of OPTIONOR, and wishes to indemnify the COMPANY.

NOW THEREFORE in consideration of the premises and the mutual covenants, terms, conditions and agreement contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person.  The term “control” means the ability to direct the management and policies of such Person, whether through ownership of equity, by contract or otherwise;

“Agreement” means this Intellectual Property License and Option Agreement including all attached schedules, as the same may be supplemented, amended, restated or replaced in writing from time to time;

“Beneficiaries” means the Parties and their respective Affiliates, as applicable, and their respective current, former, and future directors, officers, employees, appointees, consultants, affiliated corporations, agents and their respective heirs, successors and assigns and

“Beneficiary” means one of them;

“Best Efforts” means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such person of this Agreement;

“Confidential Information” means the specific terms and conditions set forth in this Agreement, Know-how, and any information which is non-public, confidential or proprietary in nature, including, without limitation, business information, trade secrets, and any information related to the Technology, any Improvement, any Service, or any Product, whether written, or in electronic form, provided that tangible materials are marked as confidential, and provided that information given orally is identified as confidential at the time of disclosure, and confirmed as confidential in writing within 15 days, but shall not include information that:

(a)	is or becomes generally available to the public other than as a result of any act of OPTIONOR or DIAMOND;

(b)	is rightfully received from a Third Party without similar restriction or without breach of this Agreement;

(c)	OPTIONOR or DIAMOND is able to demonstrate, in writing, was known to them on a non-confidential basis; or

(d)	was independently developed by OPTIONOR or DIAMOND without the use of any of the Confidential Information.

“Copyright” means any rights prescribed in the Copyright Act (Canada) and the Copyright Act (United States) that are owned by OPTIONOR as of the Effective Date and as of the Closing Date and includes copyright in maps, charts, negatives, plans, tables and compilations, records, audiotapes, computer software (including object and source codes) relating to the Technology and the expression of ideas inherent to the Technology;

“Effective Date” shall mean the date first shown in this Agreement;

“Encumbrance” means any mortgage, change, pledge, hypothec, lien, encumbrance, restriction, option or security interest of any kind and “Encumber” means to create an Encumbrance;

“Field of Use” shall mean all fields of use;

“Intellectual Property Rights” means all Patents; Copyrights, trade names, Trademarks, Know-how, software registration, and other intellectual property rights, whether registered or not, owned by or licensed to OPTIONOR relating to the Technology, and which exist as of the Effective Date, plus all subsequent Improvements;

“Improvements” means any modifications, enhancements, upgrades or additions to the Technology, or any works derived therefrom, made or created by or for OPTIONOR or  the COMPANY or by or for any of their respective Affiliates during the Term and including all patents, copyrights, trade-names, trademarks, know-how and other intellectual property rights therein, whether registered or not;

“Invention” means the invention titled “Sorbent System” as more fully described in Schedule “A” hereto;

“Know-how” means any and all trade secrets, technical expertise, knowledge, confidential information and know-how, whether patentable or unpatentable in relation to the Invention, whether in written, machine readable, drawing or oral form, including, without limiting the generality of the foregoing, all technical information, raw material, date, product specifications, processes and designs, operating and production date, calculations, computer programs, instructions and techniques, quality control and other standards, and drawings relating thereto developed by OPTIONOR and which exists as of the Effective Date;

“Product” means any product derived from any part of the Technology or that results from practicing or using the Technology or the Intellectual Property Rights;

“Parties” means the COMPANY, OPTIONOR, and DIAMOND collectively, and “Party” means one or any of them;

“Patents” means the patents and/or patent applications listed in Schedule “A” appended hereto, and shall include any divisional, re-examination or renewal based on the said patents and/or patent applications, any patents which may issue on, from or as a result of any of the foregoing and any reissue of said patents;

“Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, corporate body, or a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Service” means any service to Third Parties that is provided by using the Technology, or by using a Product, or that relates to the Technology or to a Product;

“Technology” means the Invention, and includes all Intellectual Property Rights;

“Territory” means the universe, including but not limited to all sovereign and non-sovereign areas therein;

“Third Party” means, in respect of a Party, a Person other than that Party’s successor or permitted assign(s);

 “Trademarks” means all trademarks in relation to the Invention and the Intellectual Property Rights, whether registered or unregistered, and including but not limited to the registered trademark described in the Trademark Registration Documents attached as Schedule “B” hereto;

“Underlying Agreements” means all agreements, written or oral which relate to the Technology or to the Intellectual Property Rights, the chain of title thereto or OPTIONOR’s rights or the rights of any Third Party therein as more fully described in the list of Underlying Agreements attached hereto as Schedule “C”;

1.2	Headings

The division of this Agreement into articles, section, subsections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words “hereto”, “herein”, “hereof”, “hereby” and “hereunder” and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section subsection or schedule of this Agreement.

1.3	Currency

Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to lawful money of the United States of America.

1.4.	Schedules

The following schedules are attached to and incorporated by reference into this Agreement:

Schedule A	Patents/Patent Applications and Abstracts
Schedule B	Trademark Registration Documents
Schedule C	Underlying Agreements
Schedule D	Assignment of Rights

ARTICLE 2
SHARE OPTION, TECHNOLOGY OPTION, TECHNOLOGY LICENSE, AND CONSIDERATION

2.1   Share Option

As further consideration for OPTIONOR and DIAMOND entering into the Asset Purchase Agreement with COMPANY dated concurrently herewith, COMPANY hereby grants to OPTIONOR and/or DIAMOND an exclusive option (the “Share Option”), commencing on the Effective Date and effective until on or before December 31, 2012 (the “Share Option Expiry Date”), to transfer 100% of the Technology to the COMPANY, and upon such transfer:

(a)
the COMPANY shall pay and deliver to OPTIONOR and/or DIAMOND within 5 business days either $5,000,000 or the equivalent value of restricted common shares in the common stock of the Company as determined by the fair market value of such shares as of the date of their issuance to OPTIONOR and/or DIAMOND by the COMPANY (the “Option Payment”), on or before the Share Option Expiry Date; and

(b)	the OPTIONOR and DIAMOND shall deliver to the COMPANY within 5 business days after (the “Option Payment”), the duly executed Assignment of Rights attached hereto as Schedule D.

2.2	Technology Option

If the OPTIONOR and/or DIAMOND does not exercise the Share Option on or before the Share Option Expiry Date, OPTIONOR and/or DIAMOND hereby grants to COMPANY an exclusive option (the “Technology Option”), commencing upon the expiration of the Share Option Expiry Date and effective until on or before December 31, 2017 (the “Technology Option Expiry Date”), to purchase 100% of the Technology throughout the Territory, in consideration of the payment by the COMPANY to OPTIONOR and/or DIAMOND of the payments and the delivery by OPTIONOR and/or DIAMOND of the Assignment and Settlement as follows:

(a)
COMPANY shall pay and deliver to OPTIONOR and/or DIAMOND within 5 business days either $5,000,000 or the equivalent value of restricted common shares in the common stock of the Company as determined by the fair market value of such shares as of the date of their issuance to OPTIONOR and/or DIAMOND by the COMPANY (the “Option  Payment”), on or before the Technology Option Expiry Date; and

(b)	OPTIONOR and/or DIAMOND shall deliver to the COMPANY within 5 business days after (the “Option Payment”), the duly executed Assignment of Rights attached hereto as Schedule D.

2.3         DIAMOND acknowledges and understands that the certificates representing any common shares issued by the COMPANY in accordance with section 2.1(b) or section 2.2(b) are subject to restriction under Rule 144 of the United States Securities Act and will be legended accordingly. DIAMOND hereby consents to the COMPANY making a notation on its records or giving instructions to any transfer agent of the common shares in order to implement the restrictions on transfer described in this Agreement.

2.4         If the payments and deliveries referred to in Sections 2.1 and 2.2 are not made in accordance with the time periods set out in such Sections, the grant of Option herein contained shall cease to be valid, and neither Party shall have any right under it whatsoever.

2.5	Technology License

As further consideration for COMPANY entering into the Asset Purchase Agreement with OPTIONOR and DIAMOND dated concurrently herewith, OPTIONOR and/or DIAMOND hereby grants to the COMPANY an exclusive, royalty free license, to exploit the Technology throughout the Territory for a period commencing on the Effective Date and effective until the earlier of the exercise of the Share Purchase Option, the Technology Purchase Option or the Expiry Date. Without limiting the generality of the foregoing, the grant of rights by OPTIONOR and/or DIAMOND to the COMPANY shall include the following exclusive rights:

(i)	to reproduce, make, have made, use, import and sell any Product and export any Product;
(ii)	to engage contractors to reproduce or make components of subsystems that incorporate or embody or that are derived from any parts of the Technology to be used or sold;
(iii)	to sell any Service;
(iv)	to copy, translate or modify any Copyright works relating to the Technology;
(v)	to otherwise practice the Technology (including making and practicing any improvements); and
(vi)	to grant sub-licenses of all rights granted to the COMPANY hereunder including but not limited to those rights set out in Subsections 2.5 (a)(i) through 2.5(a)(v) hereof.

ARTICLE 3
INTELLECTUAL PROPERTY

3.1	Know-How

OPTIONOR and/or DIAMOND shall furnish a summary of the relevant Know-how to the COMPANY within a reasonable period of time following the Effective Date, including all patents described in Schedule “A” (including the latest draft of any applications which have not matured into patents), together with all documentation that is reasonably necessary for understanding the Technology, to the extent that it exists and is within the control of OPTIONOR and/or DIAMOND, along with oral explanations of the Know-how and of unwritten Confidential Information.

3.2	Improvements

Subject to Section 2.2 hereof, all the Improvements and any Intellectual Property Rights associated therewith shall be owned exclusively by the COMPANY.

3.3	Patents and Trademarks

(a)
During the Term of this Agreement, as between the Parties, OPTIONOR and/or DIAMOND shall bear the responsibility to file, prosecute, maintain and defend the Patents and Trademarks in accordance with its standard practices.  Such Patents and Trademarks shall be filed, prosecuted, maintained and defended in the name of OPTIONOR and/or DIAMOND.  OPTIONOR shall use reasonable efforts to maintain and defend those Patents and Trademarks and shall not allow those Patents or Trademarks to lapse for failure to comply with maintenance or defense obligations.  OPTIONOR and/or DIAMOND after non-binding consultation with the COMPANY, shall determine in which countries to pursue further patent or trademark applications, provided that if OPTIONOR and/or DIAMOND elects not to pursue any such application in any country, the COMPANY shall be entitled to do so and OPTIONOR and/or DIAMOND shall provide such assistance to the COMPANY, at the COMPANY’s cost and expense, in this regard as the COMPANY may reasonably request.  The COMPANY may elect not to support a patent or trademark application in any country.  Such an election must be made no later than 60 days after a written request is submitted by OPTIONOR and/or DIAMOND to the COMPANY.  Should the COMPANY either elect not to support a patent or trademark application in that country or should 60 days elapse without the COMPANY responding to the request by OPTIONOR and/or DIAMOND, OPTIONOR and/or DIAMOND may, at its sole discretion, file such patent or trademark and continue such prosecution in that country at its own cost and expense provided that any such patents or trademarks shall be subject to the rights granted to COMPANY herein.

(b)
Following the Effective Date, the COMPANY shall pay for all charges which have been pre-approved by the COMPANY in writing, relating to the filing, prosecution, maintenance and defense of the Patents and Trademarks, except in respect of those countries in which it has elected not to prosecute applications.

(c)  OPTIONOR and/or DIAMOND undertakes to keep the COMPANY reasonably advised of the progress of prosecution and of any actions OPTIONOR and/or DIAMOND proposes to take or has taken in connection with the prosecution or maintenance of the Patents or any patent application included in the definition of Patents.  OPTIONOR and/or DIAMOND will diligently endeavor to provide the COMPANY with copies of correspondence and all actions issued by patent authorities and shall use Best Efforts to incorporate comments and remarks or suggestions the COMPANY may promptly provide to OPTIONOR and/or DIAMOND in writing at least ten (10) days prior to any due date established by OPTIONOR and/or DIAMOND for preparation of a response or amendment and in all cases thirty (30) days prior to any patent office due dates of which it becomes aware.

3.4	Infringement

(a)
Any Party becoming aware will notify the other Parties of any claim or assertion by a Third Party that a Product or Service infringes or otherwise is in violation of a Third Party’s patents or other intellectual property rights. The Parties shall promptly enter into discussions with the Third Party to determine the existence and extent of the infringement and the Parties’ mutually agreed course of action.  Each Party will absorb its own costs of the discussions.

(b)
The COMPANY and OPTIONOR and/or DIAMOND may agree to jointly defend or pursue litigation, but neither of them shall bind or commit the other to any course of action which involves liability for legal costs, expenses or damages.  If the COMPANY and OPTIONOR and/or DIAMOND agree to jointly defend or pursue litigation, then the Parties will agree in advance on their level of participation (including but not limited to the funding and time to be provided each Party) in any such claim, action or proceeding, and each Party will absorb its own costs in relation to any such claim, action or proceedings.  The Parties acknowledge and agree that they shall share anything awarded by a county or paid as a settlement by a Third Party in proportion to each Party’s level of participation as set forth above.  If the COMPANY and OPTIONOR and/or DIAMOND fail to agree within a reasonable time, having regard to the normal progress of litigation, as to any course of action which might be jointly taken, then either of them may take or defend proceedings alone, if legally entitled to act alone, and shall be entitled to retain anything awarded to it by a court, or paid to it as a settlement by the Third Party.  Where either the COMPANY or OPTIONOR and/or DIAMOND wishes to act alone or are unable to agree on a joint defense, but formalities require participation of the other, then the other shall join in the proceeding to the extent necessary for formalities. Each will cooperate with the other in making available all necessary documents and witnesses for any legal proceedings, subject to the prompt re-imbursement by the requesting party of any out-of-pocket expenses. If either the COMPANY or OPTIONOR proceeds alone, it shall indemnify the other for reasonable legal costs for representation that is reasonably necessary and for any court-ordered payments. Neither the COMPANY nor OPTIONOR and/or DIAMOND shall settle any such claim without the prior written consent of the other, such consent not to be unreasonably withheld.

3.5	Confidentiality

(a)	All Confidential Information will remain the property of its owner or the party that furnished it as the case may be.

(b)
For a period of five (5) years from the date of disclosure of Confidential  Information, each Party agrees to maintain in confidence all Confidential Information disclosed with the same degree of care as it normally takes to preserve its own confidential information of a similar grade, but in any event, no less than a reasonable degree of care.

(c)  Each Party may only disclose Confidential Information to persons with a “need to know” who shall be made aware of, and be required to observe and comply with the covenants and obligations contained herein, and the Confidential Information shall only be used to carry on or facilitate business as contemplated under this Agreement.

(d)
A Party may disclose Confidential Information (i) pursuant to the requirements of a government agency or pursuant to a court order; (ii) as necessary to carry out or enforce the provisions of the Agreement (iii) as required by the securities laws applicable to a party in any jurisdiction, including but not limited to the Securities Act of 1933, the Securities and Exchange Act of 1934, and the rules, regulations and amendments promulgated thereunder; or (iv) as otherwise required by law.

(e)
If this Agreement is terminated for any reason, any Party in receipt of Confidential Information shall promptly deliver or destroy all Confidential Information without retaining copies thereof, except that the receiving Party may retain in the office of its legal counsel one (1) copy of written Confidential Information for record purposes only.

(f)
In the event that OPTIONOR becomes aware of, or perceives any threat that any Confidential Information may be disclosed contrary to the provisions of this Section 3.5, or in the circumstances referred to in Subsection 3.5 (d) hereof, such Party shall immediately provide written notice thereof to the COMPANY.

ARTICLE 4
 COVENANTS & ACKNOWLEDGEMENTS

4.1         Without restricting any other obligation of the OPTIONOR under this Agreement, during the currency of the Option and until the Closing OPTIONOR or DIAMOND shall:

(a)	not do any act or thing which would or might in any way materially adversely affect the rights of the COMPANY hereunder;

(b)
keep the Technology in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments (including the payment of taxes and other maintenance costs) which may be necessary in that regard;

(c)
keep the Technology free and clear of all liens, charges and encumbrances arising from either the previous operations or the current operations of OPTIONOR or of DIAMOND (but not including the operations of the COMPANY);

(d)
from time to time, make available to the COMPANY and its representatives all records and files in the possession of OPTIONOR or of DIAMOND, or under the control of OPTIONOR or DIAMOND relating to the Technology and permit the COMPANY and its representatives at its own expense to take abstracts therefrom and make copies thereof;

(e)	promptly provide the COMPANY with any and all notices and correspondence received by OPTIONOR or by DIAMOND from government agencies in respect of the Technology;

(f)	from time to time, deliver to the COMPANY a copy of all documents OPTIONOR or DIAMOND have in their possession or under its control regarding the ownership of the Technology;

(g)	file, prosecute and maintain the Patents and Trademarks in the name of OPTIONOR or DIAMOND;

(h)	pay all Third Party charges relating to the filing, prosecution and maintenance of the Patents and Trademarks; and

(i)
keep the COMPANY reasonably advised of the progress of prosecution and of any actions OPTIONOR or DIAMOND proposes to take or has taken in connection with the prosecution or maintenance of the Patents or the Trademarks.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND INDEMNITY

5.1	Representations and Warranties of the COMPANY

The COMPANY represents and warrants to OPTIONOR as follows:

(a)
The COMPANY is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, and it has the right and authority to enter this Agreement, and do all acts and things as required or contemplated to be done observed and performed by it hereunder;

(b)	The execution, delivery and performance of this Agreement does not contravene any law, rule or regulation of the COMPANY or of the jurisdiction in which it is incorporated or organized; and

(c)
All necessary corporate and shareholder approvals have been obtained and are in effect with respect to the transactions contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this Agreement valid and binding on the COMPANY.

5.2	Representations and Warranties of OPTIONOR

Each OPTIONOR and DIAMOND represents, warrants and covenants to the COMPANY as follows:

(a)
OPTIONOR is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, and it has the right and authority to enter this Agreement, and do all acts and things as required or contemplated to be done observed and performed by it hereunder;

(b)	The execution, delivery and performance of this Agreement does not contravene any law, rule or regulation of OPTIONOR or of the jurisdiction in which it is incorporated or organized; and

(c)
All necessary corporate and shareholder approvals have been obtained and are in effect with respect to the transactions contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this Agreement valid and binding on OPTIONOR.

(d)
Except as disclosed herein and except to the extent that such rights are non-proprietary and in the public domain, OPTIONOR and/or DIAMOND holds an undivided, sole and exclusive 100% interest in and to the Technology, free and clear of all liens, charges, royalties and Encumbrances all the Intellectual Property Rights, and any Underlying agreements relating to such rights are in full force and effect and not subject to termination or rescission for any reason or cause and the COMPANY and its licensees and assigns shall have perpetual quiet enjoyment of the Technology agreed to be granted hereunder;

(e)
To the best of OPTIONOR’s and DIAMOND’s knowledge, (i) there are no currently existing claims, liens, or other Encumbrances with respect to the Technology, whether voluntary or involuntary, the effect of which can or shall interfere with the rights of the COMPANY hereunder, and (ii) the exercise of any right herein granted to the COMPANY, shall not violate or infringe upon the trademark, trade name, copyright, patent, literary, personal, civil, or property right, right of privacy, or any other right of any party;

(f)
Neither OPTIONOR nor DIAMOND has not sold, assigned, transferred, conveyed, or otherwise disposed of, and shall not sell, assign, transfer, convey or otherwise dispose of, to any person any right, title or interest in or to the Technology which is in conflict with the rights granted to the COMPANY hereunder;

(g)
OPTIONOR and DIAMOND have delivered or shall deliver to COMPANY upon execution hereof, all Underlying Agreements, and such Underlying Agreements so delivered are the sole Underlying Agreements pertaining to the Technology;

(h)
The COMPANY shall freely and quietly enjoy all of the rights herein granted and agreed to be granted and shall have the right to fully exploit the Technology, and all rights therein, throughout the Territory, without restriction whatsoever, including without limitation, payments in the nature of residuals or “profit participations” payable to Third Parties, or permissions from others, all of which shall be paid or obtained by OPTIONOR or DIAMOND, and which shall be OPTIONOR’s sole responsibility except as otherwise provided herein;

(i)
Neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which OPTIONOR or DIAMOND is a party;

(j)
The Intellectual Property Rights have been filed and recorded with the applicable government agencies in accordance with all applicable laws, rules and regulations and are accurately described in Schedules “A” and “B” hereto; and

(k)	The Patents and Trademarks set out in Schedule “A" and Schedule “B” respectively, constitute full, complete, accurate and good faith disclosure of the subject matter therein.

5.3	Survival of Representations and Warranties and Indemnity

The covenants, representations and warranties hereinbefore set out are conditions on which the Parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Technology by the COMPANY and each of the Parties shall indemnify and old and save the other and the other’s Beneficiaries harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

ARTICLE 6
TERM AND TERMINATION

6.1	Term

This Agreement shall come into effect upon the Effective Date, and unless earlier terminated in accordance with this agreement, shall expire upon the completion of five (5) years from the Effective Date (“Termination”).

6.2	Termination

(a)
This Agreement may be terminated for material breach by any of the Parties upon at least thirty (30) days prior written notice (in accordance with the notice provisions of Section 7.8 hereof) to the Party asserted to be in breach thereof.

(b)	Termination shall be effective on the date set forth in the notice, unless prior to that date the Party in breach has cured the breach.

(c)	The COMPANY may terminate this Agreement, at its sole discretion, at any time upon thirty (30) days prior written notice to OPTIONOR.

6.3	Force Majeure

Neither party shall be considered to be in default hereunder and shall be excused from performance hereunder if and to the extent that it shall be prevented from doing so by storm, flood, lightning, earthquake, explosion, equipment failure, civil disturbance, labor dispute, act of God or the public enemy, action of a court or public authority, withdrawal of equipment from operation for necessary maintenance and repair, or any other cause beyond the reasonable control of either party and not due to the fault or negligence of the party claiming force majeure, provided that the party claiming excuse from performance uses its best efforts to remedy its inability to perform.

6.4	Effect of Termination

Termination as set forth in this Section 6 shall not relieve any of the Parties of any obligations accrued under this Agreement prior to the date of termination. Each of Article 1 (Interpretation); Article 2 (Share Option, Technology Option, Technology License, and Consideration), Section 3.5 (Confidentiality); Article 5 (Representations, Warranties and Indemnity); Section 6.3 (Effect of Termination); and Article 7 (General Provisions) shall survive termination of this Agreement.  In the event of any breach by the COMPANY of this Agreement, OPTIONOR and DIAMOND shall be limited to their remedy at law for damages, if any, and shall not have the right to terminate or rescind this Agreement or to enjoin or restrain in any way the production, distribution, advertising or exploitation of any Products or Services, or any parts or elements thereof

ARTICLE 7
GENERAL PROVISIONS

7.1	Relationship Between the Parties

Nothing contained in this Agreement shall be construed as creating any relationship (whether by way of employment, agency, joint venture, association, or partnership) between the Parties. It is expressly understood that the relationship between the Parties shall be that of independent contractors, whether for the purposes of any applicable income tax, state or provincial taxation legislation or otherwise.

7.2	Time

Time is of the essence of each provision of this Agreement.

7.3	Presumption

This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

7.4	Further Action

The Parties shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

7.5	Good Faith, Cooperation and Due Diligence

The Parties covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the Parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

7.6	Savings Clause

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby and shall continue in full force and effect.

7.7	Assignment

This Agreement may be assigned by the COMPANY in its sole discretion, whether in whole or in part.   OPTIONOR may not assign this Agreement without the prior written consent of the COMPANY.  This Agreement shall be binding upon the successors and permitted assigns of the Parties.

7.8	Dispute Resolution and Voluntary Arbitration

In the event of any dispute, disagreement, or claim arising out of or concerning this Agreement, the Party that believes there is such a dispute, disagreement, or claim will give written notice to the other Party of such dispute, disagreement, or claim.  The affected Parties shall negotiate in good faith to resolve such dispute, disagreement, or claim.  If such negotiations have not resulted in resolution of such dispute to the satisfaction of the affected Parties within ten (10) working days after notice of the dispute has been given, then, an affected Party may, upon mutual agreement of all of the affected Parties, submit such dispute, disagreement, or claim arising out of or concerning this Agreement, including whether such dispute, disagreement, or claim is arbitrable, to binding arbitration.

(a)
The arbitration proceeding shall be conducted by a single arbitrator, appointed by mutual agreement of the affected Parties, in the State of New Hampshire, under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time a demand for arbitration under such rules was made.

(b)
In the event that the affected Parties fail to agree upon a single arbitrator, each shall select one arbitrator, and the arbitrators so selected shall, within twenty (20) days of being selected, mutually select a single arbitrator to govern the arbitration.

(c)	A decision and award of the arbitrator made under the Rules and within the scope of his or her jurisdiction shall be exclusive, final, and binding on all Parties, their successors, and assigns.

(d)	The costs and expenses of the arbitration shall be allocated equitably amongst the affected Parties, as determined by the arbitrator(s).

(e)	Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

(f)	Each Party hereby consents and submits to the jurisdiction of the federal and state courts in the State of New Hampshire for the purpose of confirming any such award and entering judgment thereon.

7.8	Notices and Correspondence

All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes thereof when mailed by certified mail to the party to be notified or faxed with evidence  of receipt to the following persons at the below addresses, or to such other person(s) or addresses as either party may designate upon at least 15 days written notice to the other party.

If to OPTIONOR or to DIAMOND:

Fundamental Solutions, Inc.
7 West Bath Road
Bath, New Hampshire  03740
Facsimile: 603-747-2203

Attention: Charles M. Diamond

If to COMPANY:

MOP Environmental Solutions, Inc.
7 West Bath Road
Bath,  New Hampshire  03740
Facsimile: 604.632.1730

Attention: Edward C. Heisler

And with a copy to:

Bacchus Corporate and Securities Law
Suite 1820 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia
Canada  V6C 3L2
Facsimile: 604.632.1730

Attention: Penny O. Green

7.9	Entire Agreement

This Agreement, including all attached Schedules which are hereby incorporated by reference, sets forth the entire understanding and agreement among the Parties relating to the subject matter contained herein and supersedes all prior discussions and agreements between them, and neither Party shall be bound by any definition, condition, warranty or representation other than expressly stated in this Agreement.  Any amendment to this Agreement shall not be effective unless it is in writing and signed by the duly authorized signing officers or attorney in fact of each Party.

7.10	Waiver

A delay or failure by any Party to exercise in whole or in part a right, power or remedy under this Agreement shall not constitute a waiver of that or any other right, power or remedy.

7.11	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed to another the Parties agree that a faxed signature shall be binding upon the Parties to this Agreement as though the signature was an original.

7.12	Succession

The provisions of this Agreement shall be binding upon the Parties and their respective successors and permitted assigns.

7.13	Counsel

The Parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

7.14	Governing Law

This agreement shall be governed by the laws of the State of New Hampshire and the federal laws of the United States of America applicable therein.

[AGREEMENT CONTINUES]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in a legally binding manner as at that day, month and year first written above.

FUNDAMENTAL SOLUTIONS, INC.		)
		)	SIGNED by Charles M. Diamond in
		)	the presence of:
Per:	/s/ Charles M. Diamond	)
	Charles M. Diamond	)	/s/ Michelle G. Chamberlain
Its:	President and Chief Financial Officer	)	Witness
)
		)	Michelle G. Chamberlain
		)	Print Name
)
		)	December 17, 2007
		)	Date

MOP ENVIRONMENTAL SOLUTIONS, INC.		)
		)	SIGNED by Charles C, Heisler in
		)	the presence of:
Per:	/s/Edward C. Heisler	)
	Edward C. Heisler	)	/s/ Terry Neild
Its:	Chairman and Chief Executive Officer	)
		)	Terry Neild
		)	Print Name
)
		)	December 18, 2007
		)	Date

	/s/ Charles M. Diamond	)	SIGNED by Charles M. Diamond in
	Charles M. Diamond	)	the presence of:
)
		)	/s/ Michelle G. Chamberlain
		)	Witness
)
		)	Michelle G. Chamberlain
		)	Print Name
)
		)	December 17, 2007
		)	Date

Schedule “A”

Patent Application and Materials

Sorbent System

Country	Patent No.	File Date	Status
United States	5,492,881	02/20/1996	Patent Issued

Abstract

The present invention provides a sorbent with a high pickup ratio (>30 to 1) that has environmental benefits relating to renewable resource use of waste material as primary ingredients and is biodegradable; that is suitable for use on water and on land in a wide variety of forms; that is fire retardant; that incorporates a manufacturing process resulting in a finished product of low embodied energy; and results in a sorbent that is uncommonly simple, inexpensive, and effective. The improved sorbent also provides three options for disposal when the sorbent is full of oil. The first option allows extraction of absorbed oil by simple compression that results in a 70% recovery of oil without contamination by water. The used sorbent can be reused repeatedly afterward. A second option allows a used sorbent that, although flame resistant in its unused state, can be burned as fuel to recover 100% of energy with the sorbent contributing only 1% ash. The invention's third option allows the addition of oil digesting microbes to the sorbent. A sorbent with such microbes would allow dumping the used sorbent contaminated with oil in the environment. The microbes would provide effective bioremediation of used sorbent. A long shelf-life is possible because the sorbent would include a system for protection of oil digesting microbes together with their necessary nutrients while being maintained in a dormant state until their activity is triggered. The sorbent has the capability of remediating a wide range of liquid spills other than just oils or hydrocarbons, such as synthetic oils, fuels, coolants, paints, polymers, alcohols, blood and plasma, pharmaceuticals, sewage, solvents, oils with PCB's, aromatics, chromates, cyanides, sulfides, insecticides, and herbicides. The sorbent could also be customized with microbes to bioremediate specific contaminants and to pickup a wide variety of liquids.

Inventors:	Diamond, Charles M. (Bath, NH)
Application No.:	08/218,114
Filed:	March 25, 1994

Current U.S. Class:	502/401; 502/404; 502/407; 502/412
Current International Class:	B01J 20/30 (20060101); C02F 1/68 (20006101)
B01J 020/22 (); B01J 020/10 ()
Field of Search:	502/401, 407,412,404

References Cited

U.S. Patent Documents

3607741	September 1971	Sohnius
4259444	March 1981	Chakrabarty
4377506	March 1983	Sprague
4537877	August 1985	Ericsson
4829045	May 1889	Frausham
5035804	July 1991	Stowe
5302570	April 1994	Newman

Primary Examiner: McFarlane, Anthony
Assistant Examiner: Phan, Nhat D.

Claims

I claim:

1.	A sorbent composition comprising:

a particulated sorbent substrate, from about 35 to about 97 percent by weight of said sorbent composition;

a fire retardant added to said sorbent substrate, from about 0.5 to about 20 percent by weight of said sorbent composition; and

said substrate treated with a hydrophobic additive,  from about 45 to about 2 .5 percent by weight of said sorbent composition creating thereby a sorbent composition which sorbs, is hydrophobic and fire  retardant.

2.
The composition of claim 1 wherein said substrate is at least one selected from the group consisting of diatomaceous earth, clay, silica, corncob, peat moss, perlite, polypropylene, sawdust, cellulose, polystyrene, vermiculite, peat, and cork.

3.	The composition of claim 1 wherein said substrate is finely ground cellulose.

4.	The composition of claim 2 wherein said fire retardant is selected from the group consisting of ammonium sulfate, aluminum sulfate, borax, sulfate activated boric acid and boric acid.

5.	The composition of claim 3 wherein said fire retardant is sulfate activated boric acid.

6.
The composition of claim 4 wherein said hydro phobic additive is at least one selected from the group consisting of waxes, rosins, starches, caseins, soya proteins, natural resins, synthetic resins, water-insoluble polyvinyl alcohol, hydroxyethyl cellulose, ethyl cellulose, carboxymethyl cellulose, polyethylene, polypropylene, polyacrylate, and polyester.

7.	The composition of claim 5 wherein said hydro phobic additive is a wax and a ratio by weight of said substrate to said retardant to said additive is about 85 to about 5 to about 10.

8.
The composition of claim 1 further comprising oil-digesting microbes admixed with said substrate and said retardant with said hydrophobic additive, said microbes added at a 511 range of from between about 1x10 to about 1x10 of microbes per pound of sorbed liquid capacity of said sorbent substrate.

9.
The composition of claim 8 wherein, before addition to said substrate and said retardant, said microbes are mixed with a nutrient formulation, said nutrient formulation comprising a nutrient at least one of which is selected from the  group consisting of sugar, wheat bran, hay, seaweed, soy, sodium bicarbonate, potassium, corn starch, ham and cereal husks, and a nutrient salt supplement said nutrient salt supplement comprising disodium hydrogen phosphate, monosodium dihydrogen phosphate, nitrogen, phosphorus, calcium, magnesium, zinc, iron, sodium, mineral salts and sulfur, and a pH buffer in an amount sufficient to achieve a pH of between about 6.8-7.2 when hydrated creating thereby a microbe nutrient mixture.

10.
The composition of claim 9 further comprising a second additive, said second additive being oleophobic and an encapsulant of said microbe nutrient mixture wherein said second additive is at least one selected from the group consisting o f sugar, starch, gelatin, waxes polyvinyl  alcohol, hydroxyethyl cellulose, and synthetic resins.

11.	The composition of claim 10 wherein said nutrient is functionally said second additive and is sugar.

12.	The composition of claim 1 further comprising a dye added to color said substrate.

13.	The composition of claim 12 wherein said dye is green.

14.
A method of manufacture of an improved sorbent comprising the steps of: shredding a substrate; combining said substrate with fire retardant; spraying said substrate and said retardant with a hydrophobic and oleophilic additive.

15.	The method of manufacture o f an improved sorbent of claim 14 further comprising the step of adding a dry granulated mixture of encapsulated microbes and nutrients to said sorbent.
16.	The composition of claim 6 further comprising oil-digesting microbes admixed to said substrate and said retardant with said hydrophobic additive, said microbes added at a 5 11 range of from between about 1x10 to about 1x10 of microbes per pound of sorbed liquid capacity of said sorbent substrate.

17.
The composition of claim 8 wherein, before addition to said substrate and said retardant, said microbes are mixed with a nutrient formulation, said nutrient formulation comprising a nutrient selected from the group consisting of sugar, wheat bran, hay, seaweed, soy, sodium bicarbonate, potassium, corn starch, ham, cereal husks, and combinations thereof and a nutrient salt supplement, said nutrient salt supplement comprising disodium hydrogen phosphate, monosodium dihydrogen phosphate, nitrogen, phosphorus, calcium, magnesium, zinc, iron, sodium, mineral salts and sulfur, and a pH buffer in an amount sufficient to achieve a pH of between about 6.8-7.2 when hydrated creating thereby a microbe nutrient mixture.

18.
The composition of claim 17 further comprising a second additive, said second additive being both oleophobic and hydrophilic and an encapsulant of said microbe nutrient mixture wherein said second additive is at least one selected from the group consisting of sugar, starch and gelatin.

19.	The composition of claim 18 wherein said nutrient is functionally said second additive and is sugar.

20.	A sorbent composition comprising:

a particulated sorbent substrate, from about 35 to about 97 percent by weight of said sorbent composition, treated with a hydrophobic additive, from about 45 to about 2.5 percent by weight of said sorbent composition;

a fire retardant added to said sorbent substrate treated with a hydrophobic additive, from about 0.5 to about 20 percent by weight of said sorbent composition;

a nutrient formulation, said nutrient formulation comprising a nutrient selected from the group consisting of sugar, wheat bran,  hay, seaweed, soy, sodium bicarbonate, potassium, corn starch, ham, cereal husks, and combinations thereof  and a nutrient salt supplement, said nutrient salt supplement comprising disodium hydrogen phosphate, monosodium dihydrogen phosphate, nitrogen, phosphorus, calcium, magnesium, zinc, iron, sodium, mineral salts and sulfur, and a pH buffer in an amount sufficient to achieve a pH of between about 6.8-7.2 when hydrated;  oil-digesting microbes admixed with said substrate and said retardant with said 5 hydrophobic additive, said microbes added at a range of from between about 1x10 to 11 about 1x10  of microbes per pound of sorbed liquid capacity of said sorbent substrate; said nutrient formulation admixed with said microbes creating thereby a microbe nutrient mixture; and  a second additive, said second additive being oleophobic and hydrophilic and an encapsulant of said microbe nutrient mixture.

Description

BACKGROUND OF THE INVENTION

1.	Field of the Invention

The present invention relates generally to sorbent materials and process for the manufacture thereof; and more particularly to an effective sorbent for either water or land recovery of oil spills which allows for the option of: i) recovery of the oil and reuse o f the sorbent, ii) use of sorbent and oil as a fuel, or, iii) with the addition of suitable microbes, bioremediation of the oil.

2.	Description of the Prior Art

Accidental oil spills, whether on land or water, are a source of concern for the entire planet. Oil slicks on the surface of open bodies of water may result from accidental spills when a ship is being fueled; when a tanker is being loaded or unloaded; o r when a tanker is wrecked and breaks up on the high seas. In some instances, oil appears on the surface of the water in rivers or ports when oil-carrying storage tanks are flushed with water. Oil slicks may also occur when leaks, fires, or explosions are encountered during offshore drilling operations.

When an oil spill occurs, the oil is carried by tides, currents and winds to adjacent shore lines where it fouls beaches, kills marine animal life and plant life and adversely affects boating, bathing, fishing, and drinking water. When oil slicks develop around loading docks, ship yards, offshore drilling platforms, barges and piers, the fire potential is very serious, and in the event a slick should be ignited, the resulting fire may cause loss of life as well as property and materials. The major oil spills of recent years, wherein millions of gallons of oil have been abruptly dumped into the ocean, have magnified the need for rapid and effective means of containment.

Land is not immune from oil spills of all kinds. When a tractor-trailer carrying oil products turns over on an interstate highway in the middle of a city or a home heating oil delivery person dumps a couple of hundred gallons of oil in a basement by mistake, the resulting potential for fire, pollution, and loss of life or property is no less real than if the accident had happened at sea. In areas that have a fragile water supply system, the threat of an oil spill that could destroy the water source is a real concern.

Once an oil spill occurs, pollution damage begins immediately and is magnified many times as the oil disperses, especially as it is washed ashore in the case of a spill on a waterway. Of the millions of dollars which are spent on the cleanup of oil spills, the major part is devoted to cosmetic purposes, cleaning up the oil after the major damage has been done. Dramatic savings are realized if the oil can be contained and the damage arrested at the scene of remediation, including pickup and the spill.

Various methods have been employed to cope with oil spills; however, such prior art methods suffer from a number of disadvantages. In all instances of oil spills, it is desirable to achieve a number of site and circumstance specific objectives.  Oil spills on land are most commonly picked up with inexpensive clay based materials and other low cost inorganic sorbents. If oil pickup is in an industrial environment, such as on industrial floors or on walkways, often the only consideration is the lowest possible cost sorbent. However, in other instances it must also be non-abrasive to machinery. If oil pickup is on exposed ground, it may be desirable or required for the unused residual sorbent to be biodegradable and safe to humans, plants, animals, and the environment. When the used oil saturated sorbent is to be disposed of in a landfill or when there will be concern about the possible harmful effects of used oil saturated sorbent remaining in the environment at the spill site, it may be necessary or desirable to remediate the used oil saturated sorbent with a separate step of final remediation by introducing oil digesting microbes. In the instance of oil spills occurring on land that require fast response or in locations difficult to reach by vehicle, the sorbent of choice should be as light and compact as possible to facilitate transfer by personnel on foot. That situation requires a sorbent with a high pickup-to-weight ratio plus high oil containment capability. For oil spills on water, the sorbent of choice should be a lightweight, floating sorbent material that can be used loose or in pads, socks, pillows, booms, or as an oil extracting and water rejecting filter element that ideally would pickup the oil without contamination by water. The sorbent of choice for oil spills on water should also be compressible and reusable to enable extraction of the oil in a condition such that the oil and also the sorbent is reusable, and uncontaminated by water. It is often desirable for the sorbent of choice for oil spills on water to be biodegradable and safe to shellfish, aquatic plants, or any aquatic life, and especially not to contain any plastics or toxic ingredients.

In many instances the used saturated sorbent will be desired for use as fuel to be burned to recover the available energy, and as such, it must be low in ash content and without any ingredients that contribute harmful or undesirable products of combustion.

If large quantities of sorbent are going to be stored or stockpiled, it is desirable that the unused sorbent not support combustion, thereby providing an extra measure of safety both during the manufacturing process as well as in distribution and storage. It is also desirable for a sorbent to be easily identified by a unique colorant so as not to be confused with something of potentially similar appearance when in the field or when not in a labeled container.

To facilitate the lowest possible cost the sorbent should require very low energy to manufacture with simple low cost machinery and extremely low cost raw materials, preferably of benign industrial or municipal waste raw materials that are in abundant supply at present and in the foreseeable future. It is also desirable for the ideal sorbent to have the capability of remediating a wide range of liquid spills other than just oils or hydrocarbons, i.e., synthetic oils and fuels, coolants, paints, polymers, alcohols, blood and plasma, pharmaceuticals, sewage, solvents, oils with PCB's, aromatics, chromates, cyanides, sulfides, insecticides, and herbicides.

The present state of the art requires making a choice of the sorbent to be used for each circumstance from among a large number of types of sorbent materials available. Dramatic savings are available with the advantages of having one low cost sorbent that will accomplish all these important objectives of spill remediation. This would obviate having to inventory a wide variety of sorbents for their different uses. Within the prior state of art there is no singular composition of matter that achieves all these important objectives.

In some of the prior art, sorbent materials such as sawdust, peat fibers, diatomaceous earth, expanded perlite or vermiculite, and the like, have been used to spread upon an oil slick in order to soak up the oil. In other prior art, sorbents such as the above are used in combination with other reagents to clean up oil spills. For example, in U.S. Pat. No. 5,035,804, Stowe teaches combining perlite, vermiculite, or sand with a hydrophobic/oleophilic coating of sulfur, a metallic sulfate, an alkali metal nitrate, and burned hydrocarbon oil. Some of these compounds sink when the oil is sorbed effectively shifting the pollution from the water surface to the ocean or river bottom. The process of recovery of the oil is time consuming and relatively expensive using this invention.

In U.S. Pat. No. 5,037,557, Warrenchak et al. teach a method of sorbing hydrocarbons from water using treated, fumed silica. The oil picked up by this invention is from 1 to 10 times the weight of the treated silica. However, if less than an excess of silica is used, the resulting globules are tacky and difficult to screen off. Thus, 100 gallons of oil may require 120 to 180 pounds of treated, fumed silica to capture the oil successfully.

Heretofore clay-based materials and other inorganic sorbents have been utilized in the control and removal of undesired liquids from industrial floors and walkways and similar industrial environments. But, such materials are not sufficiently effective as determined by sorptive capacity; not convenient as determined by bulk density, typically 25 to 40 3 lbs. /ft; and not readily decomposable or degradable, as the wholly inorganic constituents preclude incineration even  when saturated with combustible liquid material or the like. A recent advance in sorptive media entails the pelletization of cellulose fibers and clay and/or other inorganic solids as disclosed in U.S. Pat. No. 4,374,794 by Kok.  However, the action of pelletizing a combination of cellulose fibers and in organic solids or "fibers" requires use of considerable force applied to the material in order to extrude it form a die orifice. The requisite force is a compressive action that eliminates interstitial spaces in the body of the pellet, creates a non-porous surface, creates a dimensionally stable cylindrical shape, and results in a product having a bulk density typically ranging 3 from 25 to 40 lbs. /ft. Moreover, when used as an absorptive media on floor surfaces, the extruded pellets present a hazardous interface between the floor surface and pedestrian traffic. Further, such extruded pellets exhibit low absorptive capacities.

Each particular sorbent or class of sorbents presents its own difficulties. The inability of many sorbents to resist sorption of water is a very serious limitation considering that the most serious oil clean-up operations involve discharge of oil in seas or other bodies of water. Attempts in the past to impart the requisite hydrophobicity to oil sorbents, even where some success was obtained, have resulted in a sorbent whose cost is prohibitive.

A difficulty with materials which are mere sorbents is that they are sorbents for both water and oil, so that a large part of the sorptive capacity of the particles is consumed by saturation with water and is unavailable for pick -up of the oil. For example, oil-water emulsions which are used as cutting fluids require separation of oil from the water prior to disposal.

Oil spills occurring at sea, in lakes, in rivers, and streams present a special problem.  In order to remove hydrocarbons from water effectively, it is necessary that the sorbent sorb only the hydrocarbon and not the water. That is, the material should be both oleophilic and hydrophobic. Therefore, in other prior art, efforts have been made to coat or otherwise modify the sorbents to enhance their selectivity for oil over water. U.S. Pat. No. 4,670,156 by Grenthe discloses the use of fibrous cellulosic material, e.g. sulphite reject, which is subjected to forced heating to enhance hydrophobic and oleophilic properties. However, the absorption ratio is only 3 or 4 to 1. After a few days the material loses its hydrophobic characteristic to the extent it will sink in water, and the cost of manufacturing is higher.

Another patent of interest is one recently issued to Papyrus Kopparfors A.B. of Molndal, Sweden as the assignee of Thomas Ericsson, U.S. Pat. No. 4,537,877. Ericsson discloses various examples of a particulate oil sorbing composition comprising at least 50 percent by weight hydrophobic cellulose pulp fibers" blending with at least 30 percent up to 50 percent of an inorganic cellulose paper pulp filler -- "Unfortunately, the inclusion of large amounts of inorganic cellulose paper pulp fillers--including particularly amounts in the range proposed by Ericsson comprising at least 30 percent b y weight and ranging up to 50 percent by weight of the basic composition--present a number of problems. First and foremost, the inorganic solids or "fillers" tend to increase the bulk density of the 3 resulting product which generally ranges from 16 to 20 lbs/ft        ; and, as a consequence, even though the product is hydrophobic, upon saturation with oil it will not float. Moreover, the large amount of inorganic solids present tends to reduce both the rate of absorption and the absorptive capacity of the product produced.  Additionally, the inorganic solids are not readily flammable and/or degradable. These inorganic solids cannot be satisfactorily disposed of by incineration, thus producing a significant quantity of non-degradable ash, which creates a high-cost disposal problem, and reducing the amount of heat that can be generated per cubic volume of material. Phillips (below) reports Ericsson's invention leaves 44 percent ash after incineration. The inorganic solids present further create significant dust problems resulting in eye and/or breathing irritants and undesirable abrasion of production equipment.

Phillips in U.S. Pat. Nos. 4,931,139 and 5,091,245 teaches a cellulose substrate absorbent with an inorganic solids content of not more than 30 percent dry weight. The absorption capacity is just over 3 to 1 (301 percent by weight) after 16 hours. After an incineration test, there was only a 9.6 percent ash. Still a better pick-up ratio and ash content is desirable.

A particularly serious limitation of any and all sorbents of the prior art is the failure to specifically address the problem of environmental disposal of the sorbent once the oil has been sorbed.  Nutrients and protection are necessary for microbes when they are included as a component for effective bioremediation of used sorbent when disposed of in the environment. To facilitate the most efficient microbial action, it may also be necessary to introduce both a system of protection of the microbes as well as introduction of microbial nutrients to enhance the microbial effectiveness, survival, and growth.

It would be advantageous to provide an improved single composition of matter in a sorbent that achieves all of the above objectives and which: is suitable on water and on land, is fire retardant, has a high pickup ratio (>30 to 1), is not limited to use in any one form, can be used as a filter element to separate oil from water, is non-abrasive to machinery, and is simple, inexpensive, and effective. It would be further advantageous to have a sorbent that offers a choice of disposition of the used product: a sorbent which can be reused repeatedly after oil extraction by compression which facilitates 70 percent recovery of oil without contamination by water; used sorbent which can be burned as fuel to recover 100 percent of energy and  contributes only 1 per cent ash; or a sorbent in which microbes are included as a component for  effective bioremediation of used sorbent if disposed of in the environment.

SUMMARY OF THE INVENTION

The present invention in its most simple form or embodiment is directed to a composition of matter and a method of manufacturing that composition. The basis of the composition is finely ground cellulose treated with an additive to render it both hydrophobic and oleophilic. To this combination is added a fire retardant. Next, encapsulated, dormant, oil digesting microbes are added with sufficient nutrients, nitrogen, and phosphorus to reproduce in sufficient quantities when liberated to bioremediate the amount of oil sorbed by the sorbent. A dye is added to differentiate between embodiments when used in the field out of marked containers.

The process comprises the following steps: grinding or shredding an organic form of cellulose into finely ground particles, mixing with a fire retardant, mixing dry granulated microbes previously encapsulated with sufficient nutrients, spraying the mixture with a dye, and finally, spraying the entire mixture with the additive to render it hydrophobic and oleophilic.

Clearly, the sorbent may have a variety of configurations and may be mad e from a variety of materials. For example, there is a long list of chemicals for rendering the cellulose hydrophobic. The microbes could be chosen from a list depending on the specific type of oil or hydrocarbon to be digested.

The primary object is to make a safe sorbent with a high pickup ratio from waste materials that allow for a choice of disposal by reclaiming the oil and reusing the sorbent; by burning the combination with minimal ash residue; or by dumping the used sorbent in a landfill where the contaminant and the biodegradable sorbent will be remediated with microbes present in the invention.

It is a further object of the present invention to provide a sorbent with a high pickup ratio (>30 to 1) that has environmental benefits relating to renewable resource use of waste material as primary ingredients and is biodegradable; that is suitable for use on water and on land in a wide variety of forms; that is fire retardant; that incorporates a  manufacturing process resulting in a finished product of low embodied energy; and  results in a sorbent that is uncommonly simple, inexpensive, and effective.

It is another primary object of the present invention to provide three options for disposal of the sorbent when contaminated oil. The first option is a sorbent that facilitates extraction of sorbed oil by simple compression that results in a 70 percent recovery of oil without contamination by water and that can be reused repeatedly after oil extraction by compression. A second option would be a sorbent that, although flame resistant in its unused state, can b e burned as fuel to recover 100 percent o f energy with the sorbent contributing only 1 percent ash.

The primary object's third option consists of adding oil digesting microbes to the sorbent. A sorbent with such microbes would allow dumping the used sorbent contaminated with oil in the environment. The microbes would provide effective bioremediation of used sorbent. Second, the sorbent would include a system for protection of oil digesting microbes together with their necessary nutrients while being maintained in a dormant state until their activity is triggered allowing for a long shelf life. The third advantage is a sorbent that can be customized with microbes to bioremediate specific contaminants and to pickup a wide variety of liquids.

These and further objects of the present invention will become apparent to those skilled in the art after a study of the present disclosure of the invention and with reference to the accompanying drawings which are a part hereof, wherein like numerals refer to like parts throughout, and in which:

BRIEF DESCRIPTION OF THE DRAWINGS

The single FIGURE represents a schematic view of an apparatus for manufacturing the improved sorbent.

DESCRIPTION OF THE PREFERRED EMBODIMENTS

The following is a description of the preferred embodiment of the invention. It is clear that there may be variations in the ingredients from the beginning substrate to the microbes employed. However, the main features of the improved sorbent material are the simplicity of starting materials, finely ground cellulose and a basic fire retardant coated with a common paraffin. This combination has the absorption capacity of over 30 times its own weight and allows for disposal by either the recover y of both the oil and the sorbent or their burning as a fuel. The addition of encapsulated microbes extend the flexibility of the material in at least two important ways. First, the used sorbent may be abandoned because the microbes will bioremediate the contaminate and the sorbent itself is biodegradable. Next, the encapsulation permits a shelf-life of three years or more so the material can be available and ready for use when needed.

A preferred embodiment of the present invention is the composition b y weight, 85 percent ground cellulose as the sorbent substrate.  The cellulose pulp fibers may be rendered hydrophobic b y any conventional hydrophobing treatment.  In this example, the addition of 10 percent by weight of paraffin is used as the hydrophobic additive. A 5 percent by weight of Sulfate Activated Boric Acid (sodium polyborate) is the fire retardant additive (under the trade name BORON-10.RTM. available from INC IDE TECHNOLOGIES, INC. of Phoenix, Ariz.). As little as 0.5 percent ammonium sulfate can be used as an effective fire retardant. The optimum percentage o f ammonium sulfate is about 2.5 percent. The combination of these three result in the base composition of the hydrophobic, fire retardant, sorbent material.

To each twenty pounds o f this hydrophobic fire retardant base material is added two grams of oil digesting microbes together with their nutrients bound together in granules with a protective oleophobic and hydrophilic encapsulant. In the procedure of adding the oil digesting microbes the dried bacterial saprophytes are combined in a mixture of sugar, wheat bran, supplemental nutrient salts (these include nitrogen, phosphorus, calcium, magnesium, zinc, iron, sodium, and sulfur) and pH buffers (to achieve a p H of 6.8-7.2 when hydrated) by ENVIROFLOW, INC. of Manassas, Va. under the trade name DBC PLUS.RTM. TYPE R-5 DRIED BAC TERIAL CULTURE. Since the cell components of the microbes are in the ratio of 100:15:1 respectively of carbon, nitrogen, and phosphorus, it follows that for every 100 pounds of carbon contained in the sorbed liquid hydrocarbon to be biodegraded the microbes must also consume an external source of 15 pounds of nitrogen and one pound of phosphorus plus trace quantities of calcium, magnesium, zinc, iron, sodium, and sulfur. Without these nutrients microbes cannot biodegrade oil, cannot reproduce and will not survive. For the above reason the ratio of 15:1 respectively of nitrogen to phosphorus plus trace quantities of calcium, magnesium, zinc, iron, sodium, and sulfur should be closely adhered to in preparing the nutrient formulation.

Above two grams of microbes per twenty pounds of substrate were used for the preferred embodiment. The generic formula of calculating the quantity of microbes is dependent on the liquid capacity of the specific substrate. For the purposes of this invention, the amount of microbes (derived from total plate count per gram) to be added to the common 5 11 sorbent substrate range from 1x10 to 1x10 (100,000 to 100 billion) per pound of sorbed liquid capacity of the specific sorbent substrate. Once these calculations have been made, the quantities can be expressed as grams of microbes per pounds of substrate for that specific substrate and liquid to be sorbed.

For the purposes of this invention the amount of nutrient prepared according to the aforementioned formula to be added with the microbes in the sorbent material should be in a ratio greater than 10:1 by weight relative to the weight of microbes included in the sorbent material. However, for most applications a ratio greater than 100:1 is recommended as a minimum to ensure effective propagation and growth of microbes when bioremediating used sorbent in a natural environment.

Also, sufficient colorant in the form of common food dye to achieve product color identification is added. In this preferred embodiment the color of choice is green. Therefore, sufficient commonly available green food coloring is added to achieve the desired degree o f green color to impart adequate product identification to the cellulose base.

To achieve a protective oleophobic and hydrophilic encapsulation this dry  mixture of microbes and nutrients is first coated and granulated with sucrose, by COATING PLACE, INC. of Verona, Wis. Starch, gelatin, and the like also work effectively as an alternate coating. To achieve a protective oleophobic or semi-oleophobic encapsulation it would be clear to use material such as paraffin, other waxes, polyvinyl alcohol, hydroxyethyl cellulose, synthetic resins and the like as the protective coating for the microbe nutrient mixture. The importance o f a protective oleophobic and hydrophilic encapsulation containing the dry mixture of microbes and nutrients is due to the fact that for all practical purposes in the present state of the art there are no available microbes that can eat pure oil, without water, without other nutrients, without oxygen, etc. and still bioremediate liquid hydrocarbons effectively, efficiently, or within any reasonable period of time. The available microbes that can effectively, efficiently, bioremediate liquid hydrocarbons within any reasonable period of time cannot reproduce, and will not survive without their necessary nutrients. The available microbes cannot survive when saturated in oil such as in the environment of an oil saturated sorbent since this will preclude their receiving of oxygen, other nutrients, and water which is essential to their survival. The oleophobic and hydrophilic encapsulation containing the dry mixture of microbes and nutrients protects the contained microbes in a dormant state for up to three years or more until optimal conditions for their propagation and survival are achieved. The effectiveness of the microbes are enhanced by being in a dried dormant state (for delay of action until exposed to moisture). Since the reactivation of the microbes is dependent upon moisture reaching the protective oleophobic and hydrophilic encapsulation, the microbes remain in a protected dormant state throughout the cold winter months as if in a time capsule waiting for the optimal conditions to arrive. These optimal conditions result when the saturated used sorbent is disposed of in a natural environment and exposed to the natural elements such as found in a land fill or other natural site. The action under these natural conditions is such that as the oil saturated sorbent drains naturally while it sits exposed to the elements of changing weather which eventually produce the requisite temperature range of 45°F. to 115°F., and the requisite moisture in the form of precipitation, only then after the oil has drained sufficiently, or washed away sufficiently from the protecting oleophobic and hydrophilic encapsulation, can the moisture reach the protected oleophobic and hydrophilic encapsulation containing the dry mixture of microbes and nutrients to trigger their reactivation from the dormant state while simultaneously making available the accompanying nutrients, the necessary moisture, the necessary oxygen,  and the extensive store of nutrients of the ground, without the danger of being immersed or saturated in liquid hydro carbons but instead at their optimum concentration to begin bioremediation.

The preferred embodiment for the manufacturing of this composition proceeds as follows with reference to FIG. 1. Waste newspaper, cardboard or any other waste paper products, collected from local towns is placed on conveyer belt 11. The paper is conveyed into the paper shredder 12. The shredded paper is combined with powdered BORON-10.RTM. fire retardant from the fire retardant feeder 13 while the combined fir e retardant and shredded paper are being ground together in the Hammermill 14. The dry granulated microbe additive is fed into the dust auger 15 which enters into the exhaust fan of Hammermill 14. This combination of materials then enters cyclone 16 where the green dye pumped from a 55 gallon drum is injected in a fine mist through a nozzle that is positioned near the bottom of cyclone 16 providing coloring to the particles as they settle into the bagger 17 below. Heated paraffin is pumped from a heated 55 gallon drum in the liquid state in a fine mist through a nozzle that is positioned inside bagger 17 where it is also thoroughly mixed and agitated before bagging. The finished material leaves the bagger where it is packaged in twenty pound bags, sewn, flattened, and ready for shipment.

The composition when manufactured in the preferred embodiment has an extremely light bulk density when compared to other sorbents. When air-blown and allowed to settle in a 3 box, it weighs 1.6 lbs/ft. B y tapping the box or letting it settle over a period of time, it 3 settles to a density of 2.1 lbs/ft . When packaged, the bags are forcibly compressed. The 3 density is then 7.0 lbs/ft. However, when opened, the improved sorbent will again return 3 to 2.1 lbs/ft.

Alternative sorbent substrates may also be used. These alternatives include organic or inorganic materials, in different forms such as fibrous, particulate, and/or micronized. Examples are diatomaceous earth, clay, silica, corncob, peat moss, perlite, polypropylene, sawdust, cellulose, polystyrene, vermiculite, peat, cork, and the like.

The sorbent substrate may be rendered hydrophobic by hydrophobing treatments other than the one in the preferred embodiment. A conventional sizing treatment can be used, for example, rosin, starch, casein, soya protein, natural and synthetic resins, including resin monomers and prepolymers, as well as polymers. Thus, for example, the fibers can be rendered hydrophobic by sizing with water-insoluble polyvinyl alcohol, hydroxyethyl cellulose, ethyl  cellulose, carboxymethyl cellulose, polyacrylate resin, alkyd resin, polyester resin, polyethylene or polypropylene. A thermoplastic material can be applied by melting, for example, thermoplastic polyacrylate, alkyd or polyester polymer or a polyethylene or polypropylene polymer, on the cellulose pulp fibers.

A variety of fire retard ants can be used such as ammonium sulfate, aluminum sulfate, borax and/or boric acid  and the like sufficient, to impart the characteristic of self extinguishability to the unused sorbent.

Microbes other than DBC PLUS® TYPE R-5 DR IED BACTERIAL CULTUR E may b e used. Some specific names and sources of other appropriate bioremediating microbes for use in the present invention are; ACTINOMUCOR ELEGNES ATCC 20613 which may be obtained from American Type Culture Collection, of Rockville, Md.; GEOTR ICHUM MARINUM ATCC 20614 which may be obtained from American Type Culture Collection, of Rockville, Md.; THE OPPENHEIMER FORMULA, available from Oppenheimer Environmental Company of Austin, Tex. and the like.

The effectiveness of the microbes can b e enhanced by being combined with the appropriate microbial nutrients assimilable by the microorganisms where the nutrients can be organic and/o r inorganic, fibrous, particulate and/or micronized, such as but not limited to nitrogenous and phosphorus containing compounds that are usually deficient in oil bearing  formations and/or other typical microbial nutrients such as hay, seaweed, sucrose, wheat bran, so y,  baking soda, potassium, glucose,  corn starch, ham, cereal husks, and the like, and/or inorganic nutrients such as disodium hydrogen phosphate, monosodium dihydrogen phosphate, calcium, magnesium, zinc, iron, sodium, and sulfur and/or other nutrients, mineral salts, and the like.

The effectiveness of the microbes are enhanced by being  coated, and/or encapsulated, and/or bound and/or otherwise protected most preferably by an oleophobic and hydrophilic coating together with their respective nutrients to protect the contained microbes and nutrients from over exposure to sorbed material thus reducing the mortality rate of the microbes and enabling their survival up to and during the period that the sorbent is saturated with either liquid hydrocarbons and/or other sorbed liquids and continuing to protect the  microbes until the used sorbent is ultimately disposed of, whether disposed of in the natural environment or in a specially created  containment or environment. Examples of such a coating material are sugar, starch and gelatin. Coatings which are oleophobic or semi-oleophobic are common paraffin, and other waxes, also polyvinyl alcohol, hydroxyethyl cellulose, synthetic resins, and the like.

The survival and effectiveness of the microbes are enhanced by being coated, and/or encapsulated, and/or bound and/or otherwise protected b y an oleophobic and hydrophilic coating that is also a microbial nutrient or combination of nutrients such as starch, sucrose, gelatin and/or such other nutrients. This option provides a unique opportunity to combine the nutrient and encapsulation material into one ingredient.

Product prepared in accordance  with the above mentioned composition and procedure is suitable for biotreatment of all of the following substances: fresh or weathered crud e oil, oil mousse and foams, heavy petroleum greases, refinery tars and derivatives, oil sludges, oil slop, drilling mud residues, lubricant spillage onto railroad track beds, parking lots and garage floors, synthetic oils and fuels, coolants, alcohols, sewage, cyan ides, solvents, oils with PC B's, aromatic and aliphatic petroleum hydrocarbons and are also suitable for absorption of other contaminant discharges into both marine waters, fresh waters and onto land such as blood, plasma, dioxins, polymers, insecticides, toxins, biologicals, etc. Test results indicate a sorbency of greater than 30 to 1 by weight for medium viscosity oil removed from oil spills on water or on land. This sorbency ratio of greater than 30 to 1 by weight for medium viscosity oil has been independently confirmed in tests conducted b y ENVIRONMENT CANADA on Sep. 23, 1993 (See TABLE I and II below) which indicated pickup ratio as high as 36 to 1 by weight. The two grams of oil digesting microbes together with their nutrients bound together in granules with a protective oleophobic and hydrophilic encapsulant in the above manufactured ex ample of a 20 6 pound bag, would contain approximately 2x10      (two billion) microbes. The requirement to bioremediate 20 pounds of saturated sorbent, which according to test results could contain as much as 720 pounds of liquid hydrocarbon, would require a cell population of 13  2x10 to provide effective bioremediation. Under ideal conditions of bioremediation this 6 initial seed population of 2x10  cells should theoretically be able to reach a  population of 13 2x10  cells within three days.  In field biotreatment, however, optimal multiplication rates are rarely achieved due to site limiting factors, competition and predation, resulting in retardation of the growth curve. Dilution of the biomass must also be expected in 13 marine spills. As a result, reaching a population of 2x10 cells may require several weeks.

Another highly advantageous property of the sorbent of the present ex ample is an oil absorbing composition which displays a low explosion hazard and a low flammability, but which after sorption of oil is flammable and entirely consumed when burned. Thus, the composition can safely be used in the workplace. Moreover, the oil sorbing composition of this example is based upon waste cellulose pulp fiber materials available at low cost and also is biodegradable, non-corrosive, non-toxic, non-irritating, and is safe to humans, plants, animals, and the environment. Additionally, this sorbent provides rapid bioremediation of oil saturated, used sorbent  due to improved microbial survival and effectiveness from encapsulation and protection of microbes that are in a dormant state combined with microbial nutrients within an oleophobic and hydrophilic protective nutrient coating to trigger activation of the microbes specifically under the conditions of their optimum effectiveness, survival and growth. This sorbent is suitable for oil spills on water and on land, is treated to float on water, to  aggressively sorb oil, and to reject water enabling the recovery of oil spilled on water without contamination by water. Oil recovery is accomplished by compression of saturated, used sorbent thus used sorbent can be compressed to facilitate up to 70 percent or  higher recovery of oil without contamination by water and can be reused repeatedly after compression. This used sorbent can be burned  as fuel with only one percent ash content contributed by the sorbent and can be used loose, in pads, socks, pillows, booms or can be used as a filter element to separate oil from water. This sorbent is non-abrasive to machinery, is colored to facilitate product identification, and benefits the community b y diverting waste paper from being disposed of in local landfills which instead is converted into a  product that protects the environment. This sorbent has other environmental benefits relating to low embodied energy and low energy to manufacture thereby conserving energy  resources and uses a simple low-tech process, readily available machinery, low  capitalization, and low cost waste material for its main ingredients resulting in a simple, effective, low cost sorbent.

TABLE I
Light Crude Oil[1]
	Sample (all at 19˚ C.)
Sample weight (g)	5.52	5.51	5.56

Weight of sorbent and oil (g)	101.54	98.11	117.54

Initial capacity (g liquid/g sorbent)	17.40	16.80	21.10

[1]Light Crude Oil: 40 cp., 0.895 g/cm3 at 21˚ C.

TABLE II
Medium Oil[2]
	Sample (all at 19.5˚ C.)
Sample weight (g)	5.56	5.57	5.56

Weight of sorbent and oil (g)	172.42	187.09	206.80

Initial capacity (g liquid/g sorbent)	30.00	32.60	36.20

[2]Medium Viscosity Oil: 4300 cp., 0.968 g/cm3 at 21˚ C.

It is thought that many of the attendant advantages will be understood from the foregoing description and it will be apparent that various changes may be made in the composition and materials used for the parts thereof without departing from the spirit and scope of the invention or sacrificing all of its material advantages, the form hereinbefore described being merely a preferred or exemplary embodiment thereof.

*****

Schedule “B”

Trademark Registration Documents

SEAL UNITED STATES PATENT AND TRADE MARK OFFICE DEPARTMENT OF COMMERCE	NOTICE OF ACCEPTANCE OF §8 DECLARATION AND §9 RENEWAL MAILING DATE: Mar 28, 2007

The declaration and renewal application filed in connection with the registration identified below meets the requirements of Sections * and 9 of the Trademark Act, 15 U.S.C. §§1058 and 1059. The declaration is accepted and renewal is granted. The registration remains in force.

For further information about this notice, visit our website at http://www.uspto.gov. To review information regarding the referenced registration, go to http://tarr.uspto.gov.

REG NUMBER:           2047119
MARK:                       MOP MAXIMUM OIL PICKUP
OWNER:                    Fundamental Solutions, Inc.

COMBINED DECLARATION OF USE IN COMMERCE & APPLICATION FOR RENEWAL OF REGISTRATION OF A
MARK UNDER SECTION 8 & 9

The table below presents the data as entered.

Input Field	Entered
REGISTRATION NUMBER	2047119
REGISTRATION DATE	03/25/1997
SERIAL NUMBER	74709335
MARK SECTION
MARK	MOP MAXIMUM OIL PICKUP (stylized and/or design)
OWNER SECTION (current)
NAME	Fundamental Solutions, Inc.
STREET	Box 18, Route 302
CITY	Bath
STATE	New Hampshire
ZIP\POSTAL CODE	03740
COUNTRY	USA
OWNER SECTION (proposed)
NAME	Fundamental Solutions, Inc.
STREET	Box 18, Route 302
CITY	Bath
STATE	New Hampshire
ZIP\POSTAL CODE	03740
COUNTRY	USA
PHONE	603-747-2200
FAX	603-747-2203
EMAIL	cd@fsinh.com
AUTHORIZED TO COMMUNICATE VIA E-MAIL	Yes
GOODS AND/OR SERVICES SECTION
INTERNATIONAL CLASS	017
USE ON ALL GOODS OR SERVICES OR EXCUSABLE NON-USE FOR ENTIRE CLASS	Yes
SPECIMEN FILE NAME	\\TICRS\EXPORT\IMAGEOUT\7 47\093\74709335\xm11\S890002.JPG
SPECIMEN DESCTIPTION	Image of product label used on 5 lb packaging, “MOP – Maximum oil pickup – for oil spills.

PAYMENT SECTION
NUMBER OF CLASSES	1
NUMBER OF CLASSES PAID	1
SUBTOTAL AMOUNT	500
TOTAL AMOUNT	500
SIGNATURE SECTION
SIGNATURE	Charles Diamond
SIGNATORY’S NAME	Charles Diamond
SIGNATORY’S POSITION	Owner
DATE SIGNED	01/04/2007
PAYMENT METHOD	CC
SUBMIT DATE	Thu Jan 04 14:54;46 EST 2007
TEAS STAMP	USPTO/S08N09-69.205.12.17 2-20070104145446966177-20 47119-36030f35c6e839cf4b6 32fb3a94d0f36-CC-50-20070 104143038943240

COMBINED DECLARATION OF USE IN COMMERCE & APPLICATION FOR RENEWAL OF REGISTRATION OF A
MARK UNDER SECTION 8 & 9

To the Commissioner for Trademarks:

REGISTRATION NUMBER: 2047119
REGISTRATION DATE: 03/25/1997
MARK: MOP MAXIMUM OIL PICKUP (stylized and/or with design)
The owner, Fundamental Solutions, Inc., having an address of Box 18, Route 302, Bath, New Hampshire, US 03740, is filing a Combined Declaration of Use in Commerce & Application for Renewal of Registration of a Mark Under Section 8 & 9.
For International Class 017, the owner, or its related company, is using the mark in commerce on or in connection with all goods and services listed in the existing registration for this class; or, the owner is claiming excusable non-use for this entire class.
The owner is submitting once specimen showing the mark as used in commerce on or in connection with any item in this class, consisting of a (n) Specimen-1
A fee payment in the amount of $500 will be submitted with the form, representing payment for 1 class(es), plus any additional grace period fee, if necessary.

Declaration

Section 8: Declaration of Use in Commerce
Unless the owner has specifically claimed excusable non-use, the owner, or its related company, is using the mark in commerce on or in connection with the goods and/or services identified above, as evidenced by the attached specimen(s) showing the marl as used in commerce.
Section 9: Application for Renewal
The registrant requests that the registration be renewed for the goods and/or services identified above.
The undersigned being hereby warned that willful false statements and the like are punishable by fine or imprisonment, or both, under 18 U.S.C. Section 101, and that such willful false statements and the like may jeapordize the validity of this document, declares the he/she is properly authorized to execute this document on behalf of the Owner; and all statements made of his/her own knowledge are true and that all statements made

Schedule “C”

Underlying Agreements

See Attached

Schedule “D”

Assignment Agreement

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS AGREEMENT is effective on this _____ day of _____________, 200__ (the “Effective Date”).

AMONG:

MOP ENVIRONMENTAL SOLUTIONS, INC.
7 West Bath Road
Bath, New Hampshire
USA  03740
(hereinafter referred to as the "Assignee")

- and -

FUNDAMENTAL SOLUTIONS, INC.
7 West Bath Road
Bath, New Hampshire
USA  03740

- and -

Charles M. Diamond
40 Rum Hill Road
Bath, New Hampshire
USA  03740
(hereinafter collectively referred to as the "Assignor")

WHEREAS:

A.
Assignee and Assignor have entered into an Intellectual Property License and Option Agreement dated as of  December 17, 2007 (the “Option Agreement”) with respect to that certain Invention (as hereinafter  defined) of Assignor of a sorbent composition known as MOP MAXIMUM OIL PICKUP.

B.	Assignee has exercised its option to purchase all right and title in and to the Invention in accordance with Section 2.1 of the Option Agreement.

NOW THEREFORE in consideration of the mutual covenants and conditions contained herein, and for the good and valuable  consideration paid to the Assignor by the Assignee pursuant to the Option Agreement, the receipt and sufficiency of  which  is acknowledged by the parties, the parties hereto agree as follows:

ARTICLE 1 – DEFINITIONS

“Agreement” means this Intellectual Property Assignment Agreement including all attached schedules, as the same may be supplemented, amended, restated or replaced in writing from time to time;

“Beneficiaries” means the Parties and their respective Affiliates, as applicable, and their respective current, former, and future directors, officers, employees, appointees, consultants, affiliated corporations, agents and their respective heirs, successors and assigns and “ Beneficiary ” means one of them;

“Copyright” means any rights prescribed in the Copyright Act (Canada) and the Copyright Act (United States) that are owned by Assignor as of the Effective Date and as of the Closing Date and includes copyright in maps, charts, negatives, plans, tables and compilations, records, audiotapes, computer software (including object and source codes) relating to the Technology and the expression of ideas inherent to the Technology;

“Effective Date” shall mean the date first shown in this Agreement;

“Encumbrance” means any mortgage, change, pledge, hypothec, lien, encumbrance, restriction, option or security interest of any kind and “Encumber” means to create an Encumbrance;

“Intellectual Property Rights” means all Patents; Copyrights, trade-names, Trademarks, Know-How, software registration, and other intellectual property rights, whether registered or not, owned by or licensed to Assignor relating to the Technology,and which exist as of the Effective Date;

“Invention” means the invention titled “Sorbent System” as more fully described in Schedule “A” hereto;

“Know-how” means any and all trade secrets, technical expertise, knowledge, confidential information and know-how, whether patentable or unpatentable in relation to the Invention, whether in written, machine readable, drawing or oral form, including, without limiting the generality of the foregoing, all technical information, raw material, date, product specifications, processes and designs, operating and production data, calculations, computer programs, instructions and techniques, quality control and other standards, and drawings relating thereto developed by Assignor or by Assignee and which exists as of the Effective Date;

“Parties” means the COMPANY, OPTIONOR, and DIAMOND collectively, and “ Party ” means one or any of them;

“Patent ” means the patents and/or patent applications listed in Schedule “A” appended hereto, and shall include any divisional, re-examination or renewal based on the said patents and/or patent applications, any patents which may issue on, from or as a result of any of the foregoing and any reissue of said patents,

“Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Technology” means the Invention, and includes all Intellectual Property Rights;

“Territory” means the universe, including but not limited to all sovereign and non-sovereign areas therein;

“Third Party” means, in respect of a Party, a Person other than that Party’s successor or permitted assign(s);

“Trademarks” means all trademarks in relation to the Invention and the Intellectual Property Rights, whether registered or unregistered, and including but not limited to the registered trademark described in the Trademark Registration Documents attached hereto and incorporated herein as Schedule “B”; and

“Underlying Agreements” means all agreements, written and oral which relate to the Technology or to the Intellectual Property Rights, the chain of title thereto or Assignor’s rights or the rights of any Third Party therein as more fully described in the list of Underlying Agreements attached hereto and incorporated herein as Schedule “C”.

ARTICLE 2 – ASSIGNMENT

2.1	The Assignor hereby assigns to the Assignee 100% of all Assignor’s right, title and interest in and to the Technology.

2.2
The Assignor shall cause all  Patents, Trademarks and  Copyright which may be granted  or  issued  for  the  Technology  to  be  issued  to  the  Assignee  as  the assignee, for  the sole  use  of the  Assignee to the full  end of the term for which said Patents, Trademarks and Copyright may be granted, as fully and entirely as the same would have been held by Assignee had this Assignment Agreement not been entered into.

2.3	The Assignor shall promptly, upon request and without compensation:

(a)	do all lawful acts including:

i.	the execution of all necessary documents, and
ii.	the giving of testimony that in the opinion of the Assignee may be necessary to:

(1)	obtain, sustain or re-issue patent, trademark and software registrations relating to the assignment of rights hereunder, and
(2)	perfect, affirm, record and maintain the title of the Assignee to the Technology, and

(b)	generally cooperate with the Assignee to the fullest extent possible in all matters pertaining to the Technology and the Assignee’s title thereto.

Further  to  Section  2.3  herein,  the  Assignee  shall  pay  all  out-of-pocket  expenses  of Assignor  which  have  been  pre-approved  by  Assignee  in  writing,  including  without limitation,  travel  and  accommodation  incurred  by  the  Assignor  in  complying  with  the provisions of Sections 2.2 and 2.3 (a) and (b) herein.

ARTICLE 3 – ASSIGNOR’S WARRANTY

3.1
The undersigned Assignor warrants and certifies that it is the sole and exclusive owner of the Technology, and has the full and complete rights to the Technology, free and clear from all Encumbrance, and that the best of Assignor’s knowledge and belief, the Technology does not infringe on and is not subject to any other proprietary rights of any Third Party.

3.2
In the event that any Person than an Assignor claims any right, interest, title, or ownership in the Technology, the Assignor agrees that the proven or verified rights or interest of any such Person shall be accommodated and paid by the Assignor, and the Assignor shall hold and save the Assignee and the Assignee’s Beneficiaries harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Assignor and contained in this Agreement.

ARTICLE 4 – TERM AND TERMINATION

4.1
This Agreement shall have a term which extends from the Effective Date to the latest date of expiry of every Patent, Trademark, Copyright or other intellectual property right included in the Technology.

ARTICLE 5 - REPRESENTATIONS

5.1	The Assignor represents that DIAMOND and OPTIONOR are the first and sole inventors of the Technology.

5.2	The Assignor represents that neither Assignor nor DIAMOND has willfully infringed upon any patent, copyright or trade secret of a Third Party in the course of developing the Technology.

5.3	The Assignor agrees that it shall promptly notify the Assignee if the Assignor acquires knowledge of any infringement claim that has or might be reasonably made with respect to the Technology.

ARTICLE 6– NOTICE

6.1
Any notice, report or other communication which any party may desire to give to the other, may be hand delivered or sent by prepaid courier or registered mail, or by  facsimile  transmission  to  the  respective  addresses  as  set  out  below,  or  to such other address as one party hereto might subsequently advise the other:

If to Assignor:

Fundamental Solutions, Inc.
7 West Bath Road
Bath, New Hampshire
USA   03740
Facsimile: 603-747-2293

Attention: Charles M. Diamond

- and -

Charles M. Diamond

40 Rum Hill Road
Bath, New Hampshire
USA   03740

If to Assignee:

MOP Environmental Solutions, Inc.
7 West Bath Road
Bath, New Hampshire
USA   03740
Facsimile: 604.632.1730

Attention: Edward C. Heisler

And with a copy to:

Bacchus Corporate and Securities Law
Suite 1820 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia
Canada  V6C 3L2
Facsimile: 604.632.1730

Attention: Penny O. Green

ARTICLE 7 - GENERAL

7.1	This Agreement may be amended by the parties as they may from time to time mutually agree in writing.

7.2	This Agreement shall be interpreted and governed by the laws of the United States of America and the State of New Hampshire.

7.3	The Assignor hereby acknowledges that he/she has been advised of his/her right and has been given the opportunity to seek independent legal counsel.

7.4	This Agreement may be assigned by Assignee in its sole discretion. Assignor may not assign this Agreement to any Person absent the prior written consent of Assignee.

7.5	Schedules "A", “B”, and “C” form part of this Agreement.

[AGREEMENT CONTINUES]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in a legally binding manner as at the day, month and year first written above.

FUNDAMENTAL SOLUTIONS, INC.		)
		)	SIGNED by Charles M. Diamond in
		)	the presence of:
Per:		)
	Charles M. Diamond	)
Its:	President and Chief Financial Officer	)	Witness
)
)
		)	Print Name
)
)
		)	Date

MOP ENVIRONMENTAL SOLUTIONS, INC.		)
		)	SIGNED by
		)	the presence of:
Per:		)
)
Its:		)
)
		)	Print Name
)
)
		)	Date

Schedule “A”

Patent Application and Materials

[THE SAME AS SCHEDULE A OF THE INTELLECTUAL PROPERTY LICENSE AND OPTION AGREEMENT]

Schedule “B”

Trademark Registration Documents

[THE SAME AS SCHEDULE B OF THE INTELLECTUAL PROPERTY LICENSE AND OPTION AGREEMENT]

Schedule “C”

Underlying Agreements

See Attached

[THE SAME AS SCHEDULE C OF THE INTELLECTUAL PROPERTY LICENSE AND OPTION AGREEMENT]

SCHEDULE 1.1 (d)

LIST OF FIXED ASSETS

Description
1.	MOP Manufacturing Apparatus
2.	MOP Cannon
3.	MOP Cyclone

Schedule 1.1(d)

SCHEDULE 1.2

LIST OF LIABILITIES

	Creditor Name	Amount Owed
1.	Bacchus Corporate and Securities Law	$8,034.26
2.	Charles M. Diamond	$6,000.00
3.	New Hampshire Wood Products, Inc.	$102,000.16
4.	American Engineering Fabrics, Inc.	$1,263.40
5.	Rick Neild	$855.00
6.	Go Daddy	$199.99
	Total Liabilities	$118,352.81

Schedule 1.2

SCHEDULE 3.5

LITIGATION
,
I Charles M. Diamond, hereby confirm that as of the date of this Agreement there is no material, active or pending legal proceedings against the Seller; nor is the Seller involved as a plaintiff in any material proceeding or pending litigation.

   /S/ Charles M. Diamond
Charles M. Diamond
President and Chief Executive Officer
MOP Environmental Solutions, Inc.

Exhibit 99.1

PRESS RELEASE

Silver Star Capital Holdings, Inc. Acquires MOP Environmental Solutions, Inc. As Part of Its Green Business Acquisition Strategy

ORLANDO, FLORIDA – SILVER STAR CAPITAL HOLDINGS, INC. (OTC Other: SSTA) announced today that it has acquired the operations of MOP Environmental Solutions, Inc., (“MOP”) a Bath, New Hampshire based manufacturer of oil absorbent products.

MOP Environmental Solutions, Inc. is a green company that produces oil absorbent products that are friendly to the environment. These products include MOP (301) Oil Absorbents, a loose Oil Absorbent Material, which works on water or land; MOP Oil Absorbent Pillows which can be used in water to absorb oil/gasoline from any surface; Boat Bilge Skimmer Oil Absorbents, which are designed to absorb up to 40 ounces of oil and to reject water; Hydrophobic Pads Oil Absorbents, which will absorb 0.39 gallons per pad; MOP Oil Absorbent Booms; which completely remove oil from water and keeps oil leaks from spreading on land or water; MOP CANNON, which blasts five 20lb bags of MOP per minute to neutralize one ton of spilled oil in just 60 seconds.

The acquisition closed on November 24, 2008, and was structured as an asset purchase of the operations of MOP. The purchase price paid at closing consisted of 1,000,000 restricted shares of Silver Star Capital Holdings, Inc. common stock.  Additional purchase consideration of 4,000,000 restricted shares of common stock was paid in the form of a cashless stock grant made to Charles M. Diamond, the founder, president and patent holder of the MOP Maximum Oil Pickup technology, who was named President and Chief Executive Officer of ECO-Science & Technology, Inc., a wholly-owned subsidiary of Silver Star Capital Holdings, Inc.

About Silver Star Capital Holdings, Inc.

Silver Star Capital Holdings, Inc. (OTC Other: SSTA) is an acquisition, holding and management services company. The Company’s business strategy is to acquire controlling interests in green and other innovative companies. Silver Star Capital Holdings looks for undervalued companies and takes an active role in its new subsidiaries to enhance their growth. Additional information about Silver Star Capital Holdings can be found on the Web at www.ssta1.com.

Safe Harbor Statement:

The statements contained in this document that are not statements of historical fact, including, but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including all statements concerning the Company’s future expectations for the acquired operations of MOP, which include but not limited to statements regarding expected future financial performance of Silver Star Capital Holdings, Inc. and the acquired operations of MOP, including statements related to expected revenue and profits from or related to such acquisition, as well statements related to any and all other potential benefits that the Company expects to result from the acquisition.  All such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Contact:

Cliffe R. Bodden
Silver Star Capital Holdings, Inc.
2731 Silver Star Road
Suite 200
Orlando, Florida 32808-3935
Telephone: (407) 522-7201
Facsimile: (407) 295-0421
crb@ssta1.com